Exhibit (a)(1)(A)

OFFER TO PURCHASE FOR CASH
by
Hunter Maritime Acquisition Corp.
of
Up to 14,173,100 of its Class A Common Shares
at a Purchase Price of $10.00 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON TUESDAY, NOVEMBER 6, 2018, UNLESS THE OFFER IS EXTENDED.

If you do not tender your shares at this time, you will retain the right to participate in any proposed initial business combination or to redeem your shares at the time we conduct a tender offer in connection with such initial business combination.

The Offer. Hunter Maritime Acquisition Corp. (the “Company,” “we,” “us” or “our”) hereby offers to purchase up to 14,173,100 of our Class A common shares, par value $0.0001 per share (the “Class A common shares”), at a purchase price of $10.00 per Class A common share, net to the seller in cash (the “Purchase Price”), for an aggregate purchase price of up to $141,731,000 subject to certain conditions described in this Offer to Purchase and in the related Letter of Transmittal (which, together with this Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”). Only Class A common shares validly tendered, and not properly withdrawn, will be purchased by us pursuant to the Offer. If more than 14,173,100 Class A common shares are validly tendered and not properly withdrawn, we may amend, terminate, or extend the Offer. Accordingly, there will be no proration in the event that more than 14,173,100 Class A common shares are validly tendered and not properly withdrawn in the Offer. If we terminate the Offer, we will NOT purchase any Class A common shares pursuant to the Offer. If the Offer is not completed, we will be unable to consummate the proposed NCF Merger (defined below) prior to November 23, 2018 and will commence liquidation as soon as practicable after such date. Class A common shares tendered pursuant to the Offer but not purchased by us in the Offer will be returned at our expense promptly following the expiration of the Offer. See “The Offer — Procedures for Tendering Class A common shares.”

The Purchase Price of $10.00 is equal to the per share amount of the Class A common shares sold in our initial public offering (“IPO”) on deposit in the trust account established to hold the proceeds of our IPO (the “Trust Account”) as of the commencement of the Offer, net of taxes payable and interest that will be withdrawn for working capital. See “The Offer — Number of Class A common shares; Purchase Price; No Proration.”

We are a blank check company formed on June 24, 2016 under the laws of the Republic of the Marshall Islands for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, debt acquisition, stock purchase, reorganization or other similar business combination, assets or one or more operating businesses. However, we will not be able to consummate the proposed NCF Merger or any other initial business combination prior to November 23, 2018, as currently required by our Amended and Restated Articles of Incorporation (the “Charter”). Accordingly, our board of directors has determined that it would be in the best interests of our shareholders to amend the Charter and the Investment Management Trust Agreement (“IMTA”) governing the Trust Account to extend such date for a period of five (5) months until April 23, 2019 (the “Extended Date”), rather than liquidate as currently required by the Charter (the “Extension”). The proposed amendments to the Charter (the “Extension Amendment”) and the IMTA (the “IMTA Amendment”) are described more fully below and are set out in Annexes I and II hereto, respectively.

The purpose of the Extension Amendment and the IMTA Amendment is to allow the Company more time to complete its initial business combination with NCF Wealth Holdings Limited, a British Virgin Islands company (“NCF”), pursuant to an agreement and plan of merger dated as of October 5, 2018 (as may be amended or supplemented from time to time, the “Merger Agreement”) among the Company, NCF, Hunter Maritime (BVI) Limited, a British Virgin Islands Company ( the “Merger Sub”), and a representative of the NCF shareholders, or another initial business combination if the transactions contemplated by the Merger Agreement are not consummated. Hereafter, we may also refer to the transactions contemplated by the Merger Agreement as the “NCF Merger.”

The Merger Agreement provides for the merger of Merger Sub with and into NCF, with NCF continuing as the surviving corporation. The aggregate consideration to be provided by the Company to NCF pursuant to the Merger Agreement to NCF security holders will consist of: (i) 200,000,000 common shares of the Company, plus (ii) certain earnout payments based on the results of the Company during the 2019 fiscal year and 2020 fiscal year, which will result in a maximum of an additional 50,000,000 Class A common shares of Hunter being issued to NCF as consideration for the Merger.

NCF is a fintech company in China. Among other businesses, NCF operates an online consumer and business finance marketplace in China, focused on facilitating the origination of debt financing by directly connecting individual and commercial borrowers with lenders as an alternative to traditional lending sources. NCF generates revenues primarily from fees charged to borrowers for services in matching them with lenders through the facilities of its online platform. NCF’s platform does not pool funds from investors or grant loans to any customer or provide any credit services; that is, NCF does not itself finance the loans offered on its platform with its own funds.  NCF is a British Virgin Islands company, with its address at Tower A, WangXin Building, 28 Xiaoyun Rd, Chaoyang District, Beijing, 100027.

Our board of directors has approved our entry into the Merger Agreement and believes that in order to be able to consummate the NCF Merger, we will need to obtain the Extension to the Extended Date. For more information on terms of the Merger Agreement, see “The Extension—Purpose of the Extension” for more information regarding the NCF Merger.

We will convene a meeting of shareholders on October 31, 2018 to consider and vote on the Extension Amendment and the IMTA Amendment (the “Extension Meeting”). Our board of directors has fixed the close of business on October 1, 2018 as the record date for determining the shareholders entitled to receive notice of and vote at the Extension Meeting described herein and any adjournment thereof. The amendment to the Charter must be approved by the affirmative vote of the holders of at least two-thirds of all outstanding Class A common shares and Class B common shares voting as a single class and the IMTA Amendment must be approved by the affirmative vote of 65% of all outstanding Class A common shares and Class B common shares voting together as a single class.

In connection with the Extension Meeting and pursuant to our Charter, we are conducting the Offer to provide our shareholders holding the Class A common shares sold in our IPO (such shares, the “public shares,” and the holders of such shares, the “public shareholders”) the opportunity to redeem their public shares for a pro rata portion of the Trust Account in the event our shareholders approve the Extension, in accordance with their right to receive such monies under the Charter. Any shareholder that approves the Extension may still tender shares as part of this Offer.

Shareholders are encouraged to review the proxy solicitation materials relating to Extension Meeting being held to approve the Extension, which documents will be filed with the Securities and Exchange Commission (the “SEC”) and mailed to shareholders upon commencement of the proxy solicitation.

We intend to use the Extension to consummate the NCF Merger and complete processes related thereto and to conduct a second offer to redeem the outstanding Class A common shares for cash (the “Second Tender Offer”) pursuant to the tender offer rules of the SEC, our Charter, and the terms of the Merger Agreement. There can be no assurance that we will be able to successfully consummate the NCF Merger. In connection with the consummation of an initial business combination (assuming completion of this Offer and shareholder approval of the Extension), we intend to conduct a second offer to redeem the then outstanding Class A common shares for cash (the “Second Tender Offer”) pursuant to the tender offer rules of the SEC and the terms of the definitive acquisition agreement for such initial business combination. There can be no assurance that we will be able to successfully consummate an initial business combination.

You are not being asked to consider the NCF Merger or any other business combination at this time. Shareholders who choose not to tender their Shares in this Offer will retain their Shares, and they will be able to tender their Shares in the Second Tender Offer (defined below) conducted by us in connection with the consummation of an initial business combination which we expect will be the NCF Merger. If you do not tender your shares at this time, you will retain the right to participate in the combined company after an initial business combination or to redeem your public shares at the time we conduct the Second Tender Offer.

THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF CLASS A COMMON SHARES BEING TENDERED. THE OFFER IS, HOWEVER, CONDITIONED ON SATISFACTION OF THE EXTENSION CONDITION, THE MAXIMUM TENDER CONDITION, AND THE NET TANGIBLE ASSET CONDITION (AS SUCH TERMS ARE DEFINED HEREIN) AND CERTAIN OTHER CONDITIONS. SEE “THE OFFER — CONDITIONS OF THE OFFER.”

The Class A common shares are traded and listed on NASDAQ under the symbol “HUNT.” On October 4, 2018, the last reported sale price of the Class A common shares was $9.97 per share. Shareholders are urged to obtain current market quotations for the Class A common shares before deciding whether to tender their Class A common shares pursuant to the Offer. See “Market Price Information.”

We also have issued and outstanding units (the “Units”) comprised of one Class A common share and one-half warrant, each whole warrant (a “Warrant”) entitling the holder thereof to acquire one Class A common share. The Units and the Warrants are also listed on NASDAQ under the symbols “HUNTU” and “HUNTW,” respectively.  The Offer is only open for our Class A common shares, and not those included as part of the Units.  You may tender Class A common shares that are included in Units, but to do so you must separate the Units into Class A common shares and Warrants prior to tendering such Class A common Shares. The separation can typically be accomplished within three business days. See “The Offer — Procedures for Tendering Shares.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU DO NOT ACCEPT THE OFFER WITH RESPECT TO YOUR SHARES. IF YOU DO NOT TENDER YOUR SHARES AT THIS TIME, YOU WILL RETAIN THE RIGHT TO PARTICIPATE IN ANY PROPOSED INITIAL BUSINESS COMBINATION OR TO REDEEM YOUR PUBLIC SHARES AT A HIGHER PRICE AT THE TIME WE CONDUCT THE SECOND TENDER OFFER IN CONNECTION WITH SUCH INITIAL BUSINESS COMBINATION. WE URGE YOU TO RETAIN YOUR SHARES AND CONSIDER ANY PROPOSED INITIAL BUSINESS COMBINATION.

You must make your own decision as to whether to tender your Class A common shares and, if so, how many Class A common shares to tender. In doing so, you should read carefully the information in this Offer to Purchase and in the Letter of Transmittal, including the purposes and effects of the Offer. See “The Offer — Purpose of the Offer; Certain Effects of the Offer.” You should discuss whether to tender your Class A common shares with your broker, if any, or other financial advisor. See “Risk Factors” for a discussion of risks that you should consider before participating in the Offer.

Our Sponsor and the members of our management team have agreed with us to waive their redemption rights in connection with the Offer with respect to the Class A common shares they have acquired. See “The Offer — Purpose of the Offer; Certain Effects of the Offer” and “The Extension — Interests of Certain Persons in the Extension.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Offer. Any representation to the contrary is a criminal offense.

Questions and requests for assistance regarding the Offer may be directed to Morrow Sodali LLC, as information agent (the “Information Agent”) for the Offer, at the telephone numbers and e-mail address set forth on the back cover of this Offer to Purchase. You may request additional copies of the Offer to Purchase, the Letter of Transmittal, and the other Offer documents, if any, from the Information Agent at the telephone number and e-mail address on the back cover of this Offer to Purchase. You may also contact your broker, dealer, commercial bank, trust company or nominee for copies of these documents.

October 5, 2018

IMPORTANT

If you desire to tender all or any portion of your Class A common shares, you must do one of the following before the Offer expires:

•	if your Class A common shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact the nominee and have the nominee tender your Class A common shares for you;

•	if you hold certificates for Class A common shares registered in your own name, you must complete and sign the appropriate enclosed Letter of Transmittal according to its instructions and deliver it, together with any required signature guarantees, the certificates for your Class A common shares and any other documents required by the Letter of Transmittal, to the Depositary;

•	if you are a participant institution of The Depository Trust Company, or DTC, you must tender your Class A common shares according to the procedure for book-entry transfer described in “The Offer — Procedures for Tendering Class A common shares” of this Offer to Purchase; or

•	if you are a holder of Units and wish to tender Class A common shares included in such Units, you must separate the Units into Class A common shares and Warrants prior to tendering such Class A common shares pursuant to the Offer. For specific instructions regarding separation of Units, you will need to contact your broker and/or see the letter from your broker/nominee, which includes an instruction form for your completion which provides a box to check to request separation of the Units. If you fail to cause your Class A common shares to be separated in a timely manner before the Offer expires, you will not be able to validly tender such Class A common shares prior to the expiration of the Offer.

To validly tender Class A common shares pursuant to the Offer, other than Class A common shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must properly complete and duly execute the Letter of Transmittal and deliver it to us in accordance with the procedures described in Offer to Purchase.

We are not making the Offer to, and will not accept any tendered Class A common shares from, shareholders in any jurisdiction where it would be illegal to do so. However, we may, at our discretion, take any actions necessary for us to comply with the applicable laws and regulations to make the Offer to shareholders in any such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Class A common shares pursuant to the Offer. You should rely only on the information contained in this Offer to Purchase and in the related Letter of Transmittal or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation in connection with the Offer other than those contained in this Offer to Purchase or in the related Letter of Transmittal. If anyone makes any recommendation or gives any information or representation regarding the Offer, you must not rely upon that recommendation, information or representation as having been authorized by us, our board of directors, the Depositary or the Information Agent for the Offer. You should not assume that the information provided in this Offer is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this Offer.

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HOW TO OBTAIN ADDITIONAL INFORMATION

This Offer to Purchase incorporates important information about us that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, the appendices or any other documents we file with the SEC, such information is available without charge upon written or oral request. Please contact the Information Agent for the Offering at:

Morrow Sodali LLC
470 West Avenue

Stamford CT 06902
Telephone: (800) 662-5200 or banks and brokers can call collect at (203) 658-9400

Email:  HUNT.info@morrowsodali.com

If you would like to request documents, please do so no later than October 29, 2018, which is six business days prior to the Expiration Date, to ensure that you receive them prior to the closing of the Offer. Please be sure to include your complete name and address in your request.

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SUMMARY TERM SHEET OF THE OFFER

This summary term sheet highlights important information regarding the Offer. To understand the Offer fully and for a more complete description of the terms of the Offer, you should carefully read this entire Offer to Purchase, including the appendices and documents incorporated by reference, and the Letter of Transmittal. We have included references to the sections of this Offer to Purchase where you will find a more complete description of the topics addressed in this summary term sheet.

Structure of the Offer	The Offer consists of our offer to purchase Class A common shares, par value $0.0001 per share, of Hunter Maritime Acquisition Corp. (the “Class A common shares”) upon the closing of the Offer.

Securities Subject to the Offer	Up to 14,173,100 Class A common shares.

Price Offered Per Class A common share in the Offer	$10.00 net to the seller in cash (the “Purchase Price”).

Scheduled Expiration of Offer	5:00 p.m., New York City time, on Tuesday, November 6, 2018 unless the Offer is otherwise extended, which may depend on the timing and process of the SEC’s review of the Offer to Purchase, or the Offer has been terminated (the “Expiration Date”).

Party Making the Offer	Hunter Maritime Acquisition Corp., a corporation organized under the laws of the Republic of the Marshall Islands.

Conditions to the Offer

Our obligation to purchase Class A common shares validly tendered and not properly withdrawn at the Expiration Date is conditioned upon, among other things:

•      the Extension having been approved by our shareholders (we refer to this condition, which is not waivable, as the “Extension Condition”);

•     our having net tangible assets of no less than $5,000,001 immediately prior to the Expiration Date, after taking into account the payment of the aggregate Purchase Price to the holders who have properly tendered and not withdrawn their shares in the Offer and after taking into account our expenses and other liabilities incurred as of the time immediately prior to the Expiration Date (we refer to this condition, which is not waivable, the “Net Tangible Assets Condition”); and

•     no more than 14,173,100 Class A common shares having been validly tendered and not properly withdrawn prior to the Expiration Date (we refer to this condition, which is not waivable, as the “Maximum Tender Condition”)

For further information regarding the Offer, see “Questions and Answers About the Offer” beginning on page 2 and “The Offer” beginning on page 27.

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QUESTIONS AND ANSWERS ABOUT THE OFFER

Q.	Who is offering to purchase the securities?

A:	Hunter Maritime Acquisition Corp., a Marshall Islands corporation (the “Company,” “we,” “us” or “our”), is offering to purchase the Class A common shares.

Q.	What securities are sought?

A.	We are offering to purchase (the “Offer”) up to 14,173,100 of our Class A common shares validly tendered and not properly withdrawn pursuant to the Offer. We expect up to approximately $141,731,100 to be available to us from the Trust Account to purchase 14,173,100 outstanding Class A common shares. We have selected this maximum so that we will have approximately $10,000,000 remaining in the Trust Account after the completion of the Offer. If more than 14,173,100 Class A common shares are validly tendered and not properly withdrawn, we will terminate or extend the Offer. Accordingly, there will be no proration in the event that more than 14,173,100 Class A common shares are validly tendered and not properly withdrawn in the Offer. If we terminate the Offer, we will NOT: (1) purchase any Class A common shares pursuant to the Offer or (2) be able to take advantage of the Extension to consummate the NCF Merger or any other initial business combination, and we will promptly return all Class A common shares delivered pursuant to the Offer at our expense.

Q.	Why are we making the Offer?

A.	Pursuant to our organizational documents and in connection with the proposed amendments to our Charter, we are required to provide all holders of our Class A common shares with the opportunity to redeem their Class A common shares for a portion of our Trust Account. The Offer is being made to provide our shareholders with such opportunity to redeem their Class A common shares. Our Sponsor and the members of our management team have agreed with us to waive such redemption rights with respect to any Class A common shares they have acquired.

We will not be able to consummate the NCF Merger or any other initial business combination prior to November 23, 2018, the termination date required by our Charter. Since we will not be able to complete an initial business combination prior to the termination date, our board of directors has determined that it would be in the best interests of our shareholders to amend the Charter to extend such termination date for a period of five (5) months until April 23, 2019 (the “Extended Date”), rather than liquidate as currently required by the Charter.

In connection with the Extension Meeting and pursuant to our Charter, we are conducting the Offer to provide our public shareholders, who hold the Class A common shares sold in our IPO, the opportunity to redeem their public shares for a pro rata portion of the Trust Account in the event our shareholders approve the Extension, in accordance with their right to receive such monies under the Charter. Any shareholder that approves the Extension may still tender shares as part of this Offer.

Promptly following the scheduled Expiration Date, we will publicly announce whether the offer conditions have been satisfied or waived (as applicable) and whether the Offer has been completed, extended or terminated. If such offer conditions are satisfied or waived (as applicable), promptly after the Expiration Date, we shall purchase and pay the Purchase Price for each Class A common share validly tendered and not properly withdrawn.

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Q.	Is the Offer related to the proposed NCF Merger?

A.	No. This Offer relates only to the Extension and not to the proposed NCF Merger. We intend to use the Extension to consummate the NCF Merger and complete processes related thereto and to conduct a second offer to redeem the outstanding Class A common shares for cash (the “Second Tender Offer”) pursuant to the tender offer rules of the SEC, our Charter, and the terms of the Merger Agreement. There can be no assurance that we will be able to successfully consummate the NCF Merger.

Q.	Is there a shareholder meeting related to the Extension?

A.	Yes. In order to effect the Extension, shareholders must approve certain amendments to our Charter and the IMTA governing the Trust Account. Accordingly, we will convene the Extension Meeting on October 31, 2018 to consider and vote on these amendments. Our board of directors has fixed the close of business on October 1, 2018 as the record date for determining the shareholders entitled to receive notice of and vote at the Extension Meeting described herein and any adjournment thereof. Shareholders are encouraged to review the proxy solicitation materials relating to the shareholder meeting being held to approve the Extension, which documents will be filed with the SEC and mailed to shareholders upon commencement of the proxy solicitation.

In connection with the shareholder meeting related to the Extension, the Company expects to solicit proxies for the meeting primarily by mail. We have retained Morrow & Co., LLC, for an initial fee of $15,000 plus out-of-pocket expenses, to assist in the solicitation of proxies for the shareholder meeting as well as the Offer. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitations by our directors, officers and employees. No additional compensation will be paid to our directors, officers or employees for their solicitation efforts.

Q.	Does my vote with respect to the Extension proposals affect my right to tender my public shares?

A.	No. How you vote with respect to the proposals does not affect your right to tender your shares.

Q.	Are the Offer and the Extension conditioned on one another?

A.	Yes. It is a condition to the completion of the Extension that the Offer is conducted in accordance with the terms of our Charter and that we shall have accepted the public shares validly tendered and not properly withdrawn pursuant to the Offer and that no more than 14,173,100 of the public shares be validly tendered and not properly withdrawn through this Offer. The Offer is also subject to the satisfaction of the Extension Condition (as described below) and the Net Tangible Assets Condition (as described below).

You may participate in the Offer whether you vote in favor of or against the Extension proposals. If you vote in favor of the Extension and do not participate in the Offer and the Extension is completed, you will continue to be a Public Shareholder after November 23, 2018 and will have an opportunity to participate in the Second Tender Offer in connection with the NCF Merger or any proposed initial business combination, as described herein. If you participate in the Offer and the Offer is completed, whether or not you vote for or against the Extension, you will be entitled to receive funds from the Trust Account upon the closing of the Offer and you will no longer be a shareholder of the Company with respect to any Class A common shares so tendered. If you vote against the Extension and do not participate in the Offer and the Extension is not completed, you will still be entitled to receive funds from the Trust Account as we will be required to commence liquidation after November 23, 2018 in accordance with the terms of our current Charter.

Q.	What are the most significant conditions to the Offer?

A.	Our obligation to purchase Class A common shares validly tendered and not properly withdrawn at the Expiration Date is conditioned upon, among other things:

•	the Extension having been approved by our shareholders (we refer to this condition, which is not waivable, as the “Extension Condition”);

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•	our having net tangible assets of no less than $5,000,001 immediately prior to the Expiration Date, after taking into account the payment of the aggregate Purchase Price to the holders who have properly tendered and not withdrawn their shares in the Offer and after taking into account our expenses and other liabilities incurred as of the time immediately prior to the Expiration Date (we refer to this condition, which is not waivable, the “Net Tangible Assets Condition”); and

•	no more than 14,173,100 Class A common shares having been validly tendered and not properly withdrawn prior to the Expiration Date (we refer to this condition, which is not waivable, as the “Maximum Tender Condition”).

The completion of the Extension and fulfillment of the Extension Condition are subject to the satisfaction on or prior to November 23, 2018 of each of the following conditions:

•	the shareholder proposal to amend the Charter to extend the date by which we must consummate its initial business combination from November 23, 2018 to April 23, 2019 (the “Extension Amendment”), a form of such amended Charter being attached hereto as Annex I, having been approved by the affirmative vote of at least two-thirds of all outstanding Class A common shares and Class B common shares voting together as a single class; and

•	the shareholder proposal to amend the Investment Management Trust Agreement (the “IMTA”), by and between the Company and Continental Stock Transfer & Trust Company entered into at the time of the IPO to (i) permit the withdrawal from the Trust Account of an amount sufficient to purchase the Class A common shares validly tendered and not withdrawn in the Offer and (ii) extend the date on which to liquidate the Trust Account in accordance with the IMTA to April 23, 2019(the “IMTA Amendment”), a form of such IMTA Amendment being attached hereto as Annex II, having been approved by the affirmative vote of 65% of all outstanding Class A common shares and Class B common shares voting together as a single class.

In addition, the Offer and the Extension are also subject to a number of other customary conditions. We refer to the conditions to the Offer, including the Extension Condition and the Maximum Tender Condition, as the “offer conditions.” See “The Offer — Conditions of the Offer.”

Q.	What if more than 14,173,100 Class A common shares are validly tendered in this Offer or other conditions to the offer are not satisfied?

A.	Our obligation to purchase Class A common shares validly tendered and not properly withdrawn at the Expiration Date is conditioned upon, among other things, the Maximum Tender Condition. In the event that more than 14,173,100 Class A common shares are validly tendered and not properly withdrawn, or if we are unable to satisfy the Extension Condition or the Net Tangible Assets Condition, we may amend, terminate or extend the Offer until November 23, 2018. Accordingly, there will be no proration in the event that more than 14,173,100 Class A common shares are validly tendered and not properly withdrawn in the Offer. If we terminate the Offer, we will NOT: (i) purchase any Class A common shares pursuant to the Offer or (ii) be able to take advantage of the Extension to consummate the NCF Merger or any other initial business combination we may pursue. Class A common shares tendered pursuant to the Offer but not purchased by us in the Offer will be returned at our expense promptly following the expiration of the Offer. See “The Offer—General; Purchase Price; No Proration.”

Q.	Has the Company or its board of directors adopted a position on the Offer?

A.	Our intention is to complete this Offer and the Extension. Our board of directors has (i) approved our making this Offer, (ii) declared the advisability of the Extension and (iii) determined that the Extension is in the best interests of our shareholders. You must, however, make your own decision as to whether to tender your Class A common shares and, if so, how many Class A common shares to tender. If you tender all of your Class A common shares in the Offer, you will not be a shareholder of the Company after the closing of the Offer and you will not be able to participate in the NCF Merger or any other business combination that we may complete. Therefore, our board of directors recommends that you do not accept the Offer with respect to your Class A common shares. In deciding whether or not to tender your Class A common shares, you should read carefully the information in this Offer to Purchase and in the Letter of Transmittal, including the purposes and effects of the Offer.

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Q.	How do the Company insiders intend to vote their shares?

A.	Our Sponsor and all of our directors, executive officers, and their respective affiliates have indicated that they intend to vote any common shares over which they have voting control (including any public shares owned by them) in favor of the Extension Amendment and the IMTA Amendment at the Extension Meeting. As of the record date for the Extension Meeting, our Sponsor, our officers were entitled to vote 3,993,275 common shares, representing approximately 21% of our issued and outstanding common shares. Our Sponsor, our directors, executive officers and their affiliates do not intend to purchase common shares in the open market or in privately negotiated transactions in connection with the shareholder vote on the Extension Amendment and the IMTA Amendment.

Q.	How is the Offer different from typical tender offers?

A.	Typically an issuer or a third party commencing a tender offer wants to purchase the entire amount of the securities they are offering to purchase. In this case, we do not want shareholders to tender any Class A common shares, and our board of directors recommends that existing shareholders not tender their Class A common after they review this Offer to Purchase. In fact, unlike most tender offers where an offeror’s purchase of securities enables them to consummate a business combination, here, your decision to tender your Class A common shares may make it less likely that we can consummate an initial business combination because if more than 14,173,100 Class A common shares are validly tendered and not properly withdrawn in the Offer, we will not be able to complete the Offer. In essence, the Offer functions as a “reverse” tender offer in which a shareholder can exercise their redemption rights for Class A common shares we will only be able to complete the Offer if no more than 14,173,100 Class A common shares are tendered in the Offer. Accordingly, your decision to tender your Class A common shares in the Offer would make it less likely that we will be able to conduct the Second Tender Offer and consummate an initial business combination

In addition, unlike a typical tender offer, there will be no proration in the event more than 14,173,100 Class A common shares are validly tendered and not properly withdrawn in the Offer. If more than 14,173,100 Class A common shares are validly tendered and not properly withdrawn, we will terminate the Offer. Shareholders have the right, pursuant to our Charter, to a pro rata portion of our Trust Account, absent a business combination, only in the event of our liquidation. Consequently, if we terminate the Offer, we will NOT: (i) purchase any Class A common shares pursuant to the Offer or (ii) be able to take advantage of the Extension to consummate an initial business combination, and we will promptly return 14,173,100 Class A common shares delivered pursuant to the Offer at our expense upon expiration or termination of the Offer.

Q.	What will be the purchase price for the Class A common shares and what will be the form of payment?

A.	The Purchase Price for the Offer is $10.00 per Class A common share, which is equal to the per share amount held in the Trust Account as of two business days prior to the commencement of this Offer excluding investment earnings on the Trust Account. All Class A common shares we purchase will be purchased at the Purchase Price. See “The Offer — General; Purchase Price; No Proration.” If your Class A common shares are purchased in the Offer, you will be paid the Purchase Price, in cash promptly after the Expiration Date (as defined in “Introduction”).

Q.	How will the Company fund the payment for the Class A common shares?

A.	We will use funds raised in connection with our IPO which are currently held in the Trust Account for the benefit of our shareholders, a portion of which will become available to us to purchase Class A common shares tendered in the Offer. See “The Offer—Source and Amount of Funds and Certain Effects of the Offer.”

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Q.	How long do I have to tender my Class A common shares?

A.	You may tender your Class A common shares pursuant to the Offer until the Offer expires on the Expiration Date. Consistent with the terms of the Offer, we may need to extend the Offer depending on the timing and process of the SEC’s review of the Offer to Purchase and related materials and for other reasons. The Offer will expire on November 6, 2018 at 5:00 p.m., New York City time, unless we extend or terminate the Offer. See “The Offer — General; Purchase Price; No Proration” and “— Extension of the Offer; Termination; Amendment.” If a broker, dealer, commercial bank, trust company or other nominee holds your Class A common shares, it is likely the nominee has established an earlier deadline for you to act to instruct the nominee to accept the Offer on your behalf. We urge you to contact the broker, dealer, commercial bank, trust company or other nominee to find out the nominee’s deadline. See “The Offer — Procedures for Tendering Class A common shares.”

Q.	Can the Offer be extended, amended or terminated and, if so, under what circumstances?

A.	We may extend or amend the Offer to the extent we determine such extension or amendment is necessary or is required by applicable law, rule or regulation. However, due to the requirements in our Charter and the IMTA that we must liquidate the Trust Account by November 23, 2018, we will not extend the Offer beyond November 23, 2018.

We intend to provide interim amendments to the Offer electronically via filings with the SEC. Certain amendments to the Offer may require an extension of the Offer if deemed material. If we extend the Offer, we will delay the acceptance of any Class A common shares that have been validly tendered and not properly withdrawn pursuant to the Offer. In accordance with the rules of the SEC, we may, and we expressly reserve our right to, notwithstanding any other statement contained herein, accept for payment an additional amount of Class A common shares not to exceed 2% of our issued and outstanding Class A common shares without amending the Offer or extending the Expiration Date. We can also terminate the Offer if any of the offer conditions listed in “The Offer — Conditions of the Offer” occur, or the occurrence thereof has not been waived. See “The Offer — Extension of the Offer; Termination; Amendment.”

Q.	How will I be notified if the Offer is extended or amended?

A.	If the Offer is extended, we will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. We will announce any amendment to the Offer by making a public announcement of the amendment. See “The Offer — Extension of the Offer; Termination; Amendment.”

Q.	How do I tender my Class A common shares?

A.	If you hold your Class A common shares in your own name as a holder of record and decide to tender your Class A common shares, you must deliver your Class A common shares by mail or physical delivery and deliver a completed and signed Letter of Transmittal or an Agent’s Message (as defined in “The Offer — Procedures for Tendering Class A common shares”) to Continental Stock Transfer & Trust Company (the “Depositary”) before 5:00 p.m., New York City time, on November 6, 2018 or such later time and date to which we may extend the Offer.

If you hold your Class A common shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you must contact your broker or other nominee if you wish to tender your Class A common shares. See “The Offer — Procedures for Tendering Class A common shares” and the instructions to the Letter of Transmittal.

If you are a participant institution of The Depository Trust Company (DTC), you must tender your Class A common shares, according to the procedure for book-entry transfer described in “The Offer — Procedures for Tendering Class A common shares” of this Offer to Purchase.

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You may contact Morrow Sodali LLC (the “Information Agent”) or your broker for assistance. The telephone numbers and e-mail address for the Information Agent are set forth on the back cover of this Offer to Purchase. See “The Offer — Procedures for Tendering Class A common shares” and the instructions to the Letter of Transmittal.

Q.	Can I tender my Units in the Offer?

A.	No. The Offer is only being made for our Class A common shares. If any or all of your Class A common shares are held as part of a Unit and you wish to tender the Class A common shares included in such Units, you will need to separate the Unit into its component pieces prior to exercising you redemption rights with respect to the Class A common shares in the Offer and undertake all actions necessary to allow for tender of the separated shares. For specific instructions regarding separation of Units, you will need to contact your broker and/or see the letter from your broker/nominee, which includes an instruction form for your completion which provides a box to check to request separation of the Units. The voluntary separation of the Units occurs through the facilities of the DTC and is subject to the procedures of DTC and the various broker/nominees who hold their positions through DTC. Accordingly, while we believe that such separation of the Units can typically be accomplished within three business days, no assurance can be given regarding how quickly units can be separated and Unit holders are urged to promptly contact their broker/nominee if they wish to tender the shares underlying their Units. If you fail to cause your Class A common shares to be separated in a timely manner before the Offer expires, you will not be able to validly tender such Class A common shares prior to the expiration of the Offer.

Q.	Can I tender my Warrants in the Offer?

A.	No. The Offer is only being made for our Class A common shares. We are not offering to purchase our Warrants in the Offer. Furthermore, our Warrants are not exercisable until the consummation of an initial business combination and therefore a Warrant holder will not be able to exercise his, her or its Warrants to purchase Class A common shares and then tender the Class A common shares pursuant to the Offer.

Q.	Until what time can I withdraw previously tendered Class A common shares?

A.	You may withdraw your tendered Class A common shares at any time prior 5:00 p.m., New York City time, on November 6, 2018 or such later time and date to which we may extend the Offer. In addition, unless we have already accepted your tendered Class A common shares for payment, you may withdraw your tendered Class A common shares at any time after 5:00 p.m., New York City time, on November 6, 2018. See “The Offer — Withdrawal Rights.”

Q.	How do I properly withdraw Class A common shares previously tendered?

A.	You must deliver, on a timely basis, a written notice of your withdrawal to the Depositary at the address appearing on the back cover page of this Offer in order to properly withdraw your Class A common shares. Your notice of withdrawal must specify your name, the number of Class A common shares to be withdrawn and the name of the registered holder of such Class A common shares. Certain additional requirements apply if the certificates for Class A common shares to be withdrawn have been delivered to the Depositary or if your Class A common shares have been tendered under the procedure for book-entry transfer set forth in “The Offer — Procedures for Tendering Class A common shares.” See “The Offer — Withdrawal Rights.”

Q.	When and how will the Company pay for the Class A common shares I tender that are accepted for purchase?

A.	We will pay the Purchase Price in cash for the Class A common shares we purchase promptly after (i) the expiration of the Offer if the offer conditions are satisfied or waived (as applicable), including that the Extension Amendment and IMTA Amendment have been approved by our shareholders, and (ii) our acceptance of the Class A common shares for payment. We will pay for the Class A common shares accepted for purchase by depositing the aggregate Purchase Price with the Depositary promptly after the expiration of the Offer provided that the offer conditions are met. The Depositary will act as your agent and will transmit to you the payment for all of your Class A common shares accepted for payment. See “The Offer — Purchase of Class A common shares and Payment of Purchase Price.”

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Q.	Will I have to pay brokerage fees and commissions if I tender my Class A common shares?

A.	If you are a holder of record of your Class A common shares and you tender your Class A common shares directly to the Depositary, you will not incur any brokerage fees or commissions. If you hold your Class A common shares in street name through a broker, bank or other nominee and your broker tenders Class A common shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. See “The Offer — Procedures for Tendering Class A common shares.”

Q.	What are the U.S. federal income tax consequences if I tender my Class A common shares?

A.	The receipt of cash for your tendered Class A common shares will generally be treated for U.S. federal income tax purposes either as a sale or exchange transaction or as a distribution. Because we are a PFIC (defined below), beneficial owners of Class A common shares should review “Material U.S. Federal Income Tax Consequences” below and are urged to consult their personal tax advisors with respect to a potential tender of shares pursuant to this Offer.

Q.	Will I have to pay stock transfer tax if I tender my Class A common shares?

A.	We will not pay any stock transfer taxes in connection with this Offer. If you instruct the Depositary in the Letter of Transmittal to make the payment for the Class A common shares to anyone other than the registered holder, you may incur stock transfer tax. See “The Offer — Purchase of Class A common shares and Payment of Purchase Price.”

Q.	Whom do I contact if I have questions about the Offer?

A.	For additional information or assistance, you may contact the Information Agent at the telephone numbers and e-mail address set forth on the back cover of this Offer to Purchase. You may request additional copies of the Offer to Purchase, the Letter of Transmittal and other related documents from the Information Agent at: (800) 662-5200. Banks and brokers can call collect at (203) 658-9400.

Q.	How will the Offer affect the number of Class A common shares outstanding and the number of our shareholders?

A.	As of the date of this Offer to Purchase, we had an aggregate of 18,966,375 common shares outstanding, consisting of 15,173,100 Class A common shares and 3,793,275 Class B common shares. In addition, we had outstanding warrants to acquire 10,942,963 Class A common shares at an exercise price of $11.50 per share. The Class B common shares will automatically convert to Class A common shares upon our consummation of an initial business combination.

If no Class A common shares are tendered in this Offer, the total number of our outstanding common shares will not change (we will have 18,966,375 Class A common shares outstanding and no Class B common shares outstanding). If the Offer is fully subscribed, following our purchase of the Class A common shares tendered pursuant to this Offer, we will have 4,793,275 Class A common shares outstanding and no Class B common shares outstanding. Warrants are not subject to the Offer and therefore the number of warrants outstanding will not be affected by the Offer. See “The Offer — Purpose of the Offer; Source and Amount of Funds and Certain Effects of the Offer” and “Principal Shareholders.”

To the extent any of our shareholders validly tender their Class A common shares (without subsequently properly withdrawing such tendered Class A common shares) and that tender is accepted by us, the number of our holders would be reduced. See “The Offer — Purpose of the Offer; Source and Amount of Funds and Certain Effects of the Offer.”

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Q.	What will happen if I do not tender my Class A common shares?

A.	Shareholders who choose not to tender their Class A common shares will retain their Class A common shares and they will be able to tender their public shares in the Second Tender Offer conducted by us. If you do not tender your public shares, you will retain the right to participate in the NCF Merger or any other initial business combination we consummate or to redeem your Public Shares at the time we conduct the Second Tender Offer. There is no guarantee that we will consummate any initial business combination.

Continuing shareholders that do not tender their Class A common shares will also be subject to several other risks including:

•	reduced public float and therefore reduced liquidity;

•	the Class A common shares could be delisted from NASDAQ if we do not meet applicable requirements;

•	concentration of ownership among the our Sponsor and its affiliates; and

•	share price declines.

See “Description of Securities and Material Differences in the Rights of Shareholders Following the Consummation Our Initial Business Combination.”

Q.	If I object to the price being offered for my Class A common shares, will I have appraisal rights?

A.	No appraisal rights will be available to you in connection with the Offer. See “Appraisal Rights.”

Q.	What happens if the Extension is not approved by shareholders?

A.	If shareholders do not approve the Extension by November 23, 2018, then we will terminate the Offer and we will, as promptly as reasonably possible, but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (net of taxes payable), pro rata to the public shareholders by way of redemption, and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public shareholders from the Trust Account shall be done automatically by function of our Charter and prior to any voluntary winding up.

In order to redeem public shareholders from the Trust Account, we will instruct the trustee under the IMTA to distribute the aggregate amount then on deposit in the Trust Account, pro rata to our public shareholders. Our Sponsor has entered into an agreement with us, pursuant to which it has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete our initial business combination within the allotted timeframe. However, if our Sponsor or management team acquire public shares in or after the IPO, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time frame.

Q.	What happens to the funds deposited in the Trust Account following the Extension?

A.	If shareholders approve the Extension, then an amount of funds held in the Trust Account sufficient to purchase public shares which have been validly tendered and not withdrawn (up to $141,731,000 will be released to us to pay the Purchase Price to shareholders tendering their Shares in the Offer. The balance of the funds will remain in the Trust Account until we conduct the Second Tender Offer and consummate an initial business combination or liquidate in the event we are unable to consummate an initial business combination prior to April 23, 2019.

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RISK FACTORS

You should carefully consider the following risk factors in addition to the other information included or incorporated by reference in this Offer to Purchase, including matters addressed in the section entitled “Forward-Looking Statements” before you decide whether to tender Class A common shares in this Offer. We caution you not to place undue reliance on the forward-looking statements contained in this Offer, which speak only as of the date hereof. The risks and uncertainties described below include material risks applicable to the Company; however they are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair the Extension or our future business operations. The following discussion should be read in conjunction with the final prospectus related to our IPO dated November 22, 2016 (Registration No. 333-214058) and our Annual Report on Form 20-F (File No. 001-37947) for the fiscal year ended December 31, 2017.

Risk Factors Relating to the Offer and the Extension

There is no guarantee that your decision whether or not to tender your Class A common shares will put you in a better future economic position.

We can give no assurance as to the price at which a shareholder may be able to sell its Class A common shares in the future following the completion of the Offer. If you choose to tender your Class A common shares in the Offer, certain future events may cause an increase in our share price, and may result in a lower value realized now than you might realize in the future had you not decided to tender your Class A common shares. Similarly, if you do not tender your Class A common shares, you will bear the risk of ownership of your shares until at least the Second Tender Offer and there can be no assurance that you can sell your shares thereafter for a greater amount than the Purchase Price. You should consult your own individual tax and/or financial advisor for assistance on how this may affect your individual situation.

If certain conditions are not met, we may terminate or extend the Offer.

If shareholders approve the Extension, we plan to use the cash available from the funds held in the Trust Account to purchase the Shares validly tendered and not properly withdrawn pursuant to the Offer. However, if the Extension Condition, the Maximum Tender Condition, or the Net Tangible Assets Condition are not satisfied, we will not be able to access the funds held in the Trust Account and thus will need to terminate or extend the Offer. See “The Offer — Conditions of the Offer.” In such event, we will be forced to liquidate the Trust Account and cease all operations.

The Offer presents potential risks and disadvantages to us and our continuing shareholders.

Although our board of directors has determined that making the Offer is in the best interests of our shareholders, the Offer exposes us to a number of risks including:

•	the use of a substantial portion of the cash in our Trust Account, which reduces the funds available as working capital for our businesses going forward, available for significant cash acquisitions in the future or available for other business opportunities that could create significant value for our shareholders;

•	the risk that we would not be able to replenish our cash reserves by raising debt or equity financing in the future on terms acceptable to us, or at all; and

•	the risk that the Offer may reduce our “public float,” which is the number of shares owned by non-affiliate shareholders and available for trading in the securities markets, and the number of our shareholders, which may reduce the volume of trading in the Class A common shares and may result in lower share prices and reduced liquidity in the trading of the Class A common shares following completion of the Offer and limit our ability to meet NASDAQ listing standards, including having the requisite number of round lot holders or shareholders. Please see risk factor entitled “NASDAQ could delist our Class A common shares, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions,” below.

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Because we may redeem up to 14,173,100 Class A common shares in the Offer, the liquidity of our securities in the open market may be significantly reduced.

We may redeem up to 14,173,100 of our Class A common shares in the Offer, which would result in significantly fewer Class A common shares issued and outstanding and, in turn, would significantly reduce the liquidity of our securities, including our Class A common shares that are not redeemed.

We will not be able to complete an initial business combination within the existing required time frame, and unless the Extension is completed, we will be forced to liquidate the Trust Account and our Warrants will expire worthless.

Pursuant to our Charter, if we are unable to complete an initial business combination by November 23, 2018, we will be forced to liquidate the Trust Account. Accordingly, if shareholders do not approve the Extension, we will be forced, in accordance with the IMTA, liquidate the Trust Account. Furthermore, there will be no distribution with respect to our outstanding Warrants which will expire worthless if we liquidate before the completion of a business combination.

If the Extension is approved, you will not have any rights or interest in funds from the Trust Account, except under certain limited circumstances, and therefore may not have access to such funds until April 23, 2019.

Our holders of public shares are entitled to receive funds from the Trust Account only in the event of the liquidation of the Trust Account or if they seek to redeem their respective public shares for cash in connection with a business combination or, if approved, in connection with the Extension. In no other circumstances does a shareholder have any right or interest of any kind in the Trust Account. Therefore, if the Extension is approved, you may not be able to obtain access to such funds until we conduct the Second Tender Offer or, if we liquidate, until April 23, 2019.

Concentration of ownership after the Extension may have the effect of delaying or preventing a change in control.

If the Extension is approved, our Sponsor, who has waived its right to participate in the Offer with respect to its Class B common shares, will own approximately 79.1% of the voting power of the Company assuming that 14,173,100 Class A common shares are validly tendered and not properly withdrawn in the Offer and none of the outstanding Warrants are exercised. As a result, our Sponsor will have the ability to influence, and in certain cases determine, the outcome of corporate actions of the Company requiring shareholder approval. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our Class A commons shares.

Because our Sponsor owns, or will own, securities in us that will not participate in liquidating distributions, it may have certain interests in effecting the Extension that may have influenced its decision to approve the Extension.

Our Sponsor owns an aggregate of 3,793,275 Class B common shares and 200,000 Class A commons shares (which were purchased in the IPO). In the event of our dissolution and liquidation, our Sponsor may not receive distributions from the trust account with respect to these shares. In addition, in the event of the liquidation of the Trust Account, our Warrants, including the Private Placement Warrants, will expire worthless. Therefore, our Sponsor's financial interests may have influenced their decision to approve the Extension. You should consider these interests when evaluating the Extension and the Offer. See “The Extension — Interests of Certain Persons in the Extension.”

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The Company has incurred and expects to incur significant costs associated with the Extension. Whether or not the Extension is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes.

We expect to incur significant costs associated with the Extension and the Offer, a portion of which may be advanced by our officers, directors and their affiliates. Whether or not the Extension is completed, these expenses will reduce the amount of cash available to be used for other corporate purposes by us and by the combined company if an initial business combination is consummated.

Risk Factors Relating to the Company

If the Extension is not approved or the Offer is not completed, we will be required to liquidate.

Pursuant to our Charter, we have only until November 23, 2018 to complete an initial business combination, which will not occur. Accordingly, if shareholders do not approve the Extension or the Offer is not completed before such date, we will, as promptly as reasonably possible, but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (net of taxes payable), pro rata to the public shareholders by way of redemption, and cease all operations except for the purposes of winding up of its affairs, as further described herein. This redemption of public shareholders from the Trust Account shall be done automatically by function of our Charter and prior to any voluntary winding up.

If the Extension is approved and the Offer is completed, our public shareholders who no not tender their shares in the Offer may be forced to wait until after April 23, 2019 before redemption from our trust account.

If the Extension is approved and the Offer is completed, but we are unable to complete an initial business combination by April 23, 2019 we will, as promptly as reasonably possible but no more than ten business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the Trust Account shall be effected automatically by function of our Charter and will occur prior to any voluntary winding up. We have no obligation to return funds to our shareholders prior to the date of our redemption or liquidation unless we consummate our initial business combination or complete the Offer prior thereto and only then in cases where investors have sought to redeem their Class A common shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

Shareholders may be liable for claims of third party creditors to the extent you receive distributions in a dissolution and any such liability of our shareholders will likely extend beyond the third anniversary of such dissolution or the settlement of claims, litigation or proceedings begun prior to or during the three year period.

Under Marshall Islands law, shareholders might, in certain circumstances, be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with the procedures set forth in Section 106 of the Marshall Islands Business Corporations Act (the “BCA”), which are intended to ensure that we make reasonable provision for all claims against us, including a six month notice period during which any third-party claims can be brought against us before any liquidating distributions are made to shareholders, any liability of a shareholder with respect to a liquidating distribution should be limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder should be barred after the period set forth in such notice. However, it is our intention to make liquidating distributions to our shareholders as soon as reasonably possible after dissolution. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our shareholders will likely extend beyond the third anniversary of such dissolution or the settlement of claims, litigation or proceedings begun prior to or during the three year period. Accordingly, third parties may seek to recover from our shareholders amounts owed to them by us.

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If third parties bring claims against us, the proceeds held in the Trust Account may be reduced and the per-share redemption amount received by shareholders in the Second Tender Offer or upon liquidation may be less than $10.00 per Class A common share.

The funds in our trust account may not be protected from third-party claims against us. Although we will seek to have all prospective acquisition targets we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in Trust Account for the benefit of our public shareholders. There is no guarantee that we will be able to get waivers from the contracted parties and there is no guarantee that even if the contracted parties executed such agreements with us that such waivers will be enforceable by operation of law or that the contracted parties would be prevented from bringing claims against the Trust Account. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver.

Accordingly, the proceeds held in the Trust Account may be subject to claims which would take priority over the claims of our public shareholders and, as a result, the per share liquidation price or the per share redemption amount received by shareholders in the Second Tender Offer could be less than $10.00 per Class A common share due to claims of such creditors. If we are unable to complete an initial business combination and are forced to dissolve and liquidate, our Sponsor has agreed to indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Only claims based on agreements that do not include a valid and enforceable waiver of claims against the Trust Account are covered by the indemnification provided by our Sponsor, and any claim based on an agreement that includes a valid and enforceable waiver of claims against the Trust Account will not be covered by such indemnification. Under these circumstances, our board of directors would have a fiduciary obligation to our shareholders to bring a claim against our Sponsor to enforce their indemnification obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our Trust Account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts due to them.

Because we are incorporated under the laws of the Marshall Islands, you may face difficulty protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a corporation incorporated under the laws of the Marshall Islands, and certain of our assets may in the future be located outside the United States. In addition, all of our directors and officers, and their assets, are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. You may also have difficulty bringing an original action in the appropriate court of the Marshall Islands to enforce liabilities against us or any person based upon the U.S. federal securities laws.

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The provisions of our Charter that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our Trust Account) may be amended with the approval of two-thirds of holders of our common shares, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our Charter to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. In those companies, amendment of these provisions typically requires approval by between 90% and 100% of the company’s public shareholders. Our Charter provides that any of the provisions related to pre-business combination activity (including the requirement to deposit proceeds of the IPO and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by two-thirds of holders of our outstanding Class A common shares and Class B common shares voting together as a single class, and corresponding provisions of the IMTA which governs the release of funds from our trust account may be amended if approved by holders of 65% of our outstanding Class A common shares and Class B common shares voting as a single class. Our Sponsor, who beneficially owns 21% of our common shares, will participate in any vote to amend our Charter and/or IMTA and will have the discretion to vote in any manner it chooses. As a result, we may be able to amend the provisions of our Charter which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our Charter.

Our Sponsor, executive officers, directors and director nominees have agreed that they will not propose any amendment to our Charter that would affect the substance or timing of our obligation to redeem 100% of our Class A common shares if we do not complete our initial business combination within 24 months from the closing of our initial public offering, unless we provide our public shareholders with the opportunity to redeem their common shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including investment earnings (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding Class A common shares. Our shareholders will not be parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

Certain obligations of our Sponsor are memorialized in agreements between our Sponsor, the underwriters of our IPO and us, and these agreements may be amended to change these obligations or eliminate them entirely.

In connection with our IPO, our Sponsor agreed to certain obligations pursuant to the Letter Agreement, as amended, between us, our Sponsor, Marc Saverys, Alexander Saverys, Ludovic Saverys, and Benoit Timmermans, including:

•	in connection with a shareholder vote to approve our initial business combination and/or amend Article IX of our Charter and Amended and Restated Bylaws (the article that contains all of the special provisions applicable to us prior to and in connection with our initial business combination) prior to consummation of our initial business combination, to vote their shares in favor of the proposed initial business combination;

•	that he, she or it will not exercise redemption rights in connection with any shares held by such person;

•	to waive their rights to participate in any liquidation distribution with respect to the Class B common shares if we fail to consummate an initial business combination; and

•	only with respect to our Sponsor, if we are unable to complete an initial business combination and are forced to dissolve and liquidate, to indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties (we have not, however, sought information nor received information from our Sponsor relating to its ability to satisfy any indemnification obligation).

The Letter Agreement was filed as an exhibit to our Report on Form 6-K filed with the SEC on November 23, 2016. The Letter Agreement may be amended or terminated with the consent of each of the parties thereto. Accordingly, if each of the parties to the agreement determines that these obligations are no longer in their best interest, then the agreement may be amended or terminated and these obligations may be changed or eliminated entirely.

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Because our Sponsor owns or will own securities in us that will not participate in liquidating distributions, it may have a conflict of interest in deciding if a particular acquisition target is an attractive candidate for an initial business combination.

Our Sponsor owns an aggregate of 3,793,275 Class B common shares and 200,000 Class A common shares (that were purchased in the IPO). In the event of our dissolution and liquidation, our Sponsor may not receive distributions from the trust account with respect to these shares. Therefore, our Sponsor’s financial interests may influence its motivation in identifying and selecting an acquisition target and consummating our initial business combination in a timely manner. In addition, many of our directors are affiliated with our Sponsor, which may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular initial business combination are appropriate and in our shareholders’ best interest.

Unless we complete an initial business combination, neither our officers, directors, nor any of their respective affiliates, will receive reimbursement for any out-of-pocket expenses incurred by them if such expenses exceed the amount available to us for working capital and general corporate purposes. Therefore, they may have a conflict of interest in determining whether a particular initial business combination is appropriate and in the public shareholders’ best interest.

We shall provide reimbursement of out-of-pocket expenses reasonably incurred by our officers, directors, or any of their respective affiliates, in connection with identifying, investigating and consummating an initial business combination, for which there is no maximum amount of out-of-pocket expenses that may be incurred. Notwithstanding, neither our officers, directors, nor any of their respective affiliates, will receive reimbursement for any out-of-pocket expenses reasonably incurred by them to the extent that such expenses exceed the amount not required to be retained in the trust account unless an initial business combination is consummated. The financial interest of our officers, directors, or any of their respective affiliates, could influence their motivation in selecting an acquisition target and thus, there may be a conflict of interest when determining whether a particular initial business combination is in the shareholders’ best interest.

NASDAQ could delist our Class A common shares, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

Our securities are listed on the NASDAQ Capital Market, a national securities exchange. However, on July 23, 2018, we received a written notice from the Listing Qualifications Department of Nasdaq indicating that we are not in compliance with Listing Rule 5550(a)(3), which requires us to have at least of 300 public holders for continued listing on the exchange. On September 13, 2018, we submitted to NASDAQ a plan to maintain our Nasdaq listing. If Nasdaq accepts our plan, Nasdaq may grant us an extension of up to 180 calendar days from the date of the notice to evidence compliance with this rule. If Nasdaq does not accept our plan, we will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

We cannot assure you that we will be able to regain compliance with this rule or that we will continue to comply with Nasdaq’s other continued listing requirements. The exercise of redemption rights by our shareholders in connection with the Offer could reduce the number of shareholders we have and further impair our ability to meet the Nasdaq listing standards. Accordingly, we cannot assure you that our securities will continue to be listed on the NASDAQ Capital Market in the future. Additionally, in connection with our business combination, we believe the NASDAQ Capital Market will require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

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If the NASDAQ Capital Market delists our securities, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our Class A common shares are a “penny stock” which will require brokers trading in our Class A common shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If our common shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,001 or less and our common shares have a market price per share of less than $5.00, transactions in our common shares may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not currently have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

We are a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

Since we are a PFIC, beneficial owners that are U.S. taxpayers of our Class A common shares may be subject to potentially adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. In particular, tendering U.S. Holders, as defined under “Material U.S. Federal Income Tax Consequences”, may be required to treat any gain recognized on the tender as ordinary income and may be subject to an interest charge on the portion of any gain that is attributable to a prior tax year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offer to Purchase contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The risks and uncertainties include, but are not limited to:

•	the risk that more than 14,173,100 Class A common shares will be validly tendered and not properly withdrawn prior to the Expiration Date or that the Net Tangible Assets Condition is not satisfied, which would then cause us to withdraw the Offer;

•	future operating or financial results;

•	the risk that shareholders do not approve the Extension, which would then cause us to withdraw the Offer;

•	the risk that governmental and regulatory review of the tender offer documents may result in the inability of the Company to complete the Offer by the Expiration Date;

•	the ability of the Company to effect the Extension or consummate the NCF Merger and any initial business combination;

•	future payments of dividends and the availability of cash for payment of dividends;

•	future acquisitions, business strategy and expected capital spending;

•	assumptions regarding interest rates and inflation;

•	our ability to attract and retain senior management and other key employees;

•	our ability to manage our growth;

•	fluctuations in general economic and business conditions;

•	our financial condition and liquidity, including its ability to obtain additional financing in the future (from warrant exercises or outside services) to fund capital expenditures, acquisitions and other general corporate activities;

•	estimated future capital expenditures needed to preserve our capital base;

•	the ability to meet the NASDAQ listing standards, including having the requisite number of shareholders, and the potential delisting of our securities from NASDAQ;

•	potential changes in the legislative and regulatory environments;

•	a lower return on investment;

•	potential volatility in the market price of our securities; and

•	other factors discussed in “Risk Factors.”

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Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this Offer to Purchase. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this Offer to Purchase. Except as required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Offer to Purchase or to reflect the occurrence of unanticipated events.

You should carefully consider these risks, in addition to the risks factors set forth in the section titled “Risk Factors” and other information in this Offer to Purchase and in our other filings with the SEC, including the final prospectus related to our IPO dated November 22, 2016 (Registration No. 333-214058) and our Annual Report on Form 20-F (File No. 001-37947) for the fiscal year ended December 31, 2017. The documents we file with the SEC, including those referred to above, also discuss some of the risks that could cause actual results to differ from those contained or implied in the forward-looking statements. See “Where You Can Find More Information.”

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INFORMATION ABOUT HUNTER MARITIME ACQUISITION CORP.

Introduction

We are a blank check company formed on June 24, 2016, under the laws of the Republic of the Marshall Islands for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, debt acquisition, stock purchase, reorganization or other similar business combination, assets or one or more operating businesses. Our Charter and Amended and Restated Bylaws do not limit us to a particular geographic region or industry. Our entire activity since inception up to the closing of our IPO was in preparation of our IPO. After the IPO, our activity has been limited to the evaluation of potential initial business combinations, and we will not be generating any operating revenues until the closing and completion of our initial business combination. Our address is: Hunter Maritime Acquisition Corp., c/o MI Management Company, Trust Company Complex, Suite 206, Ajeltake Road, P.O. Box 3055, Majuro, Marshall Islands MH96960.

Background

On November 23, 2016, we consummated our initial public offering of 15,000,000 Units. Each Unit issued in the IPO consists of one Class A common share and one-half warrant. Each whole Warrant entitles the holder to purchase one Class A common share at a price of $11.50. Simultaneously with the consummation of the IPO, we completed a private placement of 3,333,333 warrants, which we refer to as the private placement warrants, at a purchase price of $1.50 per warrant to our Sponsor, generating gross proceeds of $5,000,000.

On December 16, 2016, the underwriters of the IPO exercised their overallotment option in part, for a total of an additional 173,100 Units. As a result of the partial exercise of the overallotment option, as of January 3, 2017, our Sponsor forfeited 519,225 Class B common shares in order to maintain its ownership, on an as-converted basis, at 20% of our issued and outstanding common shares. In addition, we completed the private sale of an additional 23,080 private placement warrants to our Sponsor at a purchase price of $1.50 per warrant, generating gross proceeds of $34,620, in accordance with the terms of the private placement agreement entered into concurrently with the IPO. If we do not complete an initial business combination within 24 months from the closing of the IPO, the private placement warrants will expire worthless. The private placement warrants will be non-redeemable and exercisable on a cashless basis, provided that such cashless exercise is permitted under the laws of our corporate jurisdiction, so long as they are held by their initial purchasers or their permitted transferees (except as described below under “Principal Shareholders.”) Pursuant to the agreement governing our Warrants, dated November 18, 2016 (the “Warrant Agreement”), if the private placement warrants are held by holders other than their initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the Warrants included in the units sold in the IPO.

The 15,173,100 Units sold in the IPO, including the 173,100 Units sold pursuant to the overallotment option, were sold at an offering price of $10.00 per Unit, generating gross proceeds of $151,731,000, which has been placed in the Trust Account pending our completion of an initial business combination. The Trust Account also contains $5,310,585 of the underwriters’ compensation which will be paid to them only in the event of an initial business combination. Unless and until we complete our initial business combination, no proceeds held in the Trust Account will be available for our use, except for the withdrawal of investment earnings to pay our income taxes and working capital expenses. The net proceeds of the IPO held outside of the Trust Account are available to be used by us to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

On January 9, 2017, the Class A common shares and Warrants underlying the Units sold in the IPO began to trade separately.

On April 26, 2017, we entered into definitive agreements to acquire five identified Capesize vessels for an aggregate purchase price of $139.4 million in cash, which we intended would constitute our initial business combination, which we refer to as the "Proposed Acquisition." In connection with and subject to the Proposed Acquisition, on April 27, 2017, we commenced a tender offer to provide our public shareholders with the opportunity to redeem all or a portion of their public shares from the cash available from the trust account. On June 12, 2017, the tender offer and Proposed Acquisition were terminated because certain conditions to their consummation were not satisfied, including the condition that no more than 8,233,100 public shares shall have been tendered at the expiration date of the tender offer.

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On July 23, 2018, we received a written notice from the Listing Qualifications Department of Nasdaq indicating that we are not in compliance with Listing Rule 5550(a)(3), which requires us to have at least of 300 public holders for continued listing on the exchange. On September 13, 2018, we submitted to NASDAQ a plan to maintain our Nasdaq listing. If Nasdaq accepts our plan, Nasdaq may grant us an extension of up to 180 calendar days from the date of the notice to evidence compliance with this rule. If Nasdaq does not accept our plan, we will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel. We cannot assure you that we will be able to regain compliance with this rule or that we will continue to comply with Nasdaq’s other continued listing requirements. Accordingly, we cannot assure you that our securities will continue to be listed on the NASDAQ Capital Market in the future.

Our Assets and Liabilities and Other Financial Information

Our assets are comprised principally of amounts on deposit in the Trust Account and cash that we have outside of the Trust Account. The net proceeds from the IPO remain on deposit in the Trust Account earning interest. As of September 30, 2018, we had $151,731,000 held in the Trust Account, which included deferred underwriting fees of $5,310,585. Additionally, as of September 30, 2018, we had $1,687,552 outside the Trust Account including the interest earned on the Trust Account that we have since withdrawn in accordance with the Investment Management Trust Agreement to pay working capital expenses. Also, as of that date, we had $71,341of current liabilities (other than the deferred underwriting fees). Each Class A common share that is redeemed by us in the Offer will reduce amounts available to us from the Trust Account by $10.00.

Please see our Annual Report on Form 20-F for the year ended December 31, 2017, which was filed with the SEC on March 30, 2017, and which contain our audited financial statements for the period ending December 31, 2017. Please see our Report on Form 6-K, filed with the SEC on September 6, 2018, which contains our  unaudited interim balance sheet and income statement as at June 30, 2018. Reports that we file with the SEC are available on the SEC’s website. See “Where You Can Find More Information,” below.

Our Operations Prior to the Offer

We have neither engaged in any operations nor generated any operating revenues to date. Our entire activity since inception up to the closing of our IPO was in preparation of that event. After the IPO, our activity has been limited to the evaluation of potential initial business combinations, and we will not be generating any operating revenues until the closing and completion of our initial business combination. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses when evaluating potential initial business combinations. We expect to generate small amounts of non-operating income primarily in the form of interest income on cash and cash equivalents.

Until we enter into an initial business combination, we will not have any revenues.

Immediately after the IPO, we began paying fees of $10,000 per month to our Sponsor, pursuant to an Administrative Services Agreement for office space, secretarial support and administrative services and we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

Upon the closing of our initial business combination, our non-executive directors will be entitled to receive annual cash compensation in the aggregate amount of $75,000 (payable quarterly), and our non-executive director who serves as the chairman of our audit committee is entitled to an additional fee of $25,000. We may enter into employment or other compensation arrangements with members of our management and executive directors, the terms of which have not yet been determined.

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Other than (i) the repayment at the closing of our IPO of an unsecured loan from our Sponsor used to fund a portion of the IPO expenses, and (ii) administrative fees relating to office space, secretarial support and administrative services provided to us, no compensation of any kind, including finder’s and consulting fees, has been paid to any of our executive officers, directors or sponsor or any of their respective affiliates prior to or in connection with the Extension. However, our executive officers and directors may receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

Until the consummation of an initial business combination, the net proceeds of our IPO, including amounts in the Trust Account, are and will be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Securities Held by Our Sponsor

On July 11, 2016, we issued to Bocimar Hunter NV (“Bocimar Hunter”), who we formerly considered to be our Sponsor, an aggregate of 4,312,500 founder shares in exchange for a capital contribution of $25,000, or $0.006 per share. Prior to the initial investment in us of $25,000 by Bocimar Hunter, we had no assets, tangible or intangible. Upon the effectiveness of our Amended and Restated Articles of Incorporation, the founder shares were automatically reclassified and converted to our Class B common shares. The per share price of the founder shares was determined by dividing the amount contributed to us by the number of founder shares issued. As a result of the underwriters’ partial exercise of the overallotment option to purchase an additional 173,100 Units, as of January 3, 2017, Bocimar Hunter forfeited 519,225 Class B common shares in order to maintain its ownership, on an as-converted basis, at 20% of our issued and outstanding common shares upon the completion of our IPO.

On September 27, 2018, Bocimar Hunter transferred ownership of its all of the Class B common shares and private placement warrants owned by it to CMB, an affiliated entity, which we now consider our Sponsor. At the time of the transfer, CMB became bound by the terms, provisions and transfer restrictions in each agreement entered into by Bocimar Hunter at the time of our IPO, including the Letter Agreement, the registration rights agreement (discussed below) and agreement governing our warrants. Please see “Certain Relationships and Related Party Transactions.”

The Class B common shares will automatically convert into Class A common shares at the time of our initial business combination on a one-for-one basis subject to certain adjustments. In the case that additional Class A common shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO in a transaction that is related to the business combination, if applicable, the ratio at which Class B common shares shall convert into Class A common shares will be adjusted so that the number of Class A common shares issuable upon conversion of all Class B common shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of all common shares outstanding upon the completion of the IPO plus all Class A common shares and equity-linked securities issued or deemed issued in connection with the initial business combination (which for the avoidance of doubt, does not include any shares issued as consideration to any seller in the business combination itself), excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination or pursuant to private placement warrants issued to our Sponsor, after taking into account any Class A common shares redeemed in connection with the initial business combination. In no event may the Class B common shares convert into Class A shares at a ratio that is less than one-for one.

Simultaneously with the consummation of the IPO, we completed a private placement of 3,333,333 warrants to our Sponsor at a price of $1.50 per warrant generating gross proceeds of $5,000,000. Each private placement warrant entitles the holder to purchase one Class A common share at $11.50 per share. As a result of the underwriters’ partial exercise of the overallotment option on December 16, 2016, we sold an additional 23,080 private placement warrants to the sponsor at a price of $1.50 per private placement warrant generating gross proceeds of $34,060.

As of the date hereof, our Sponsor owns an aggregate of 3,793,275 Class B common shares, 3,356,413 private placement warrants, and 200,000 Class A common shares that were purchased in the IPO.

Our Sponsor has agreed with us to waive its redemption rights in connection with the Offer with respect to its common shares.

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Deadline for Completion on an Initial Business Combination

Pursuant to our Charter, we have until November 23, 2018 to consummate our initial business combination. If we are not able to complete the Extension by November 23, 2018 (or we are unable to consummate an initial business combination by April 23, 2019if the Extension is approved and the Offer is completed), the Company will be required to commence proceedings to dissolve and liquidate following distribution of the amounts in the Trust Account, pro rata to our public shareholders by way of redemption. There will be no distribution from the Trust Account with respect to our Sponsor’s private placement warrants, which would expire worthless.

Status as an Emerging Growth Company

We are an "emerging growth company," as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

The Second Tender Offer

Under our Charter, we will conduct, prior to the consummation of an initial business combination, which we expect will be the NCF Merger, the Second Tender Offer to provide its shareholders with the opportunity to redeem their public shares for cash, upon and subject to the consummation of such initial business combination. Such Second Tender Offer will be conducted pursuant to the tender offer rules of the SEC and the terms of the Merger Agreement or such other definitive acquisition agreement for such initial business combination. The materials related to the Second Tender Offer will be filed with the SEC under cover of Schedule TO and will include full information relating to the business combination, including information related to the target company and its financial information as well as pro forma financial information, as required.

The Second Tender Offer has not commenced. The solicitation of offers to buy public shares of the Company pursuant to the Second Tender Offer will only be made pursuant to an offer to purchase, the related form of letter of transmittal, and other related documents that we will send to its shareholders upon commencement of the Second Tender Offer. The tender offer materials related to the Second Tender Offer will contain important information about the initial business combination and the target business that should be read carefully before any decision is made with respect to such tender offer. Those materials will be distributed by the Company to shareholders at no expense to them. In addition, upon finalization all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov and from the information agent we appoint in connection therewith.

You are not being asked to consider the NCF Merger or any other business combination at this time. Shareholders who choose not to tender their Shares in this Offer will retain their Shares, and they will be able to tender their Shares in the Second Tender Offer conducted by us in connection with the consummation of an initial business combination, which we expect to be the NCF Merger. If you do not tender your shares at this time, you will retain the right to participate in the combined company after an initial business combination or to redeem your public shares at the time we conduct the Second Tender Offer.

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THE EXTENSION

The discussion in this section is subject to, and is qualified in its entirety by reference to, the proxy solicitation materials relating to the Extension Meeting being held to approve the Extension, which documents will be made publicly available, furnished to the SEC on a Form 6-K, and distributed to shareholders upon commencement of the proxy solicitation.

General Description of the Extension

We are a blank check company formed on June 24, 2016 under the laws of the Republic of the Marshall Islands for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, debt acquisition, stock purchase, reorganization or other similar business combination, assets or one or more operating businesses. However, we will not be able to consummate the proposed NCF Merger or any other initial business combination prior to November 23, 2018, as currently required by our Charter. Accordingly, our board of directors has determined that it would be in the best interests of our shareholders to extend such date for a period of five (5) months until April 23, 2019 (the “Extended Date”), rather than liquidate as currently required by the Charter (the “Extension”).

This Offer is being made in connection with the Extension pursuant to our Charter to provide our public shareholders with an opportunity to redeem their Class A common shares for a pro rata portion of our Trust Account in the event our shareholders approve the Extension, in accordance with their right to receive such monies under the Charter. Any shareholder that approves the Extension may still tender shares as part of this Offer.

In order to effect the Extension, shareholders must approve certain amendments to our Charter and the IMTA. Accordingly, we will convene the Extension Meeting to be held at the offices of our counsel, Seward & Kissel LLP, located at One Battery Park Plaza, New York 10004 at 10:00 a.m., Eastern Time, on October 31, 2018 to consider and vote on the following proposals:

The Extension Amendment. To consider and vote upon an amendment to the Charter extending the date by which the Company must consummate its initial business combination from November 23, 2018 to April 23, 2019 and that the liquidation of the Company would similarly be delayed;

The IMTA Amendment. To consider and vote upon an amendment to the IMTA by and between the Company and Continental Stock Transfer & Trust Company entered into at the time of the IPO to (i) permit the withdrawal from the Trust Account of an amount sufficient to purchase the Class A common shares validly tendered and not withdrawn in the Offer and (ii) extend the date on which to liquidate the Trust Account in accordance with the IMTA to April 23, 2019; and

Such other procedural matters as may properly come before the meeting or any adjournment or postponement thereof. Our board of directors has fixed the close of business on October 1, 2018 as the record date for determining the shareholders entitled to receive notice of and vote at the Extension Meeting described herein and any adjournment thereof.

Details of the proposed amendments to the Charter and the IMTA are set out in Annexes I and II hereto respectively.

Shareholders are encouraged to review the proxy solicitation materials relating to the shareholder meeting being held to approve the Extension and other proposals, which documents will be filed with the SEC and distributed to shareholders upon commencement of the proxy solicitation.

Purpose of the Extension

The purpose of the Extension Amendment and the IMTA Amendment is to allow the Company more time to complete its initial business combination with NCF Wealth Holdings Limited, a British Virgin Islands company (“NCF”), pursuant to an agreement and plan of merger dated as of October 5, 2018 (as may be amended or supplemented from time to time, the “Merger Agreement”) among the Company, NCF, Hunter Maritime (BVI) Limited, a British Virgin Islands Company ( the “Merger Sub”), and a representative of the NCF shareholders, or another initial business combination if the transactions contemplated by the Merger Agreement are not consummated. Hereafter, we may also refer to the transactions contemplated by the Merger Agreement as the “NCF Merger.”

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The Merger Agreement provides for the merger of Merger Sub with and into NCF, with NCF continuing as the surviving corporation. The aggregate consideration to be provided by the Company to NCF pursuant to the Merger Agreement to NCF security holders will consist of: (i) 200,000,000 common shares of the Company, plus (ii) certain earnout payments based on the results of the Company during the 2019 fiscal year and 2020 fiscal year, which will result in a maximum of an additional 50,000,000 Class A common shares of Hunter being issued to NCF as consideration for the Merger.

NCF is a fintech company in China. Among other businesses, NCF operates an online consumer and business finance marketplace in China, focused on facilitating the origination of debt financing by directly connecting individual and commercial borrowers with lenders as an alternative to traditional lending sources. NCF generates revenues primarily from fees charged to borrowers for services in matching them with lenders through the facilities of its online platform. NCF’s platform does not pool funds from investors or grant loans to any customer or provide any credit services; that is, NCF does not itself finance the loans offered on its platform with its own funds.  NCF is a British Virgin Islands company, with its address at Tower A, WangXin Building, 28 Xiaoyun Rd, Chaoyang District, Beijing, 100027.

Our board of directors has approved our entry into the Merger Agreement and believes that in order to be able to consummate the NCF Merger, we will need to obtain the Extension to the Extended Date.

In connection with the consummation of the NCF Merger or any other business combination (assuming shareholder approval of the Extension and completion of this Offer), we intend to conduct the Second Tender Offer pursuant to the tender offer rules of the SEC and the terms of the Merger Agreement or other definitive acquisition agreement for such initial business combination. There can be no assurance that we will be able to consummate the NCF Merger or any other initial business combination.

Conditions to the Extension

Our obligation to purchase Class A common shares validly tendered and not properly withdrawn at the Expiration Date is conditioned upon, among other things, approval of the Extension Condition, the Net Tangible Assets Condition and the Maximum Tender Condition, none of which are waivable.

The consummation of the Extension and fulfillment of the Extension Condition are subject to the satisfaction on or prior to November 23, 2018 of each of the following conditions:

•	the Extension Amendment having been approved by the affirmative vote of at least two-thirds of all outstanding Class A common shares and Class B common shares voting as a single class; and

•	the IMTA Amendment having been approved by the affirmative vote of 65% of the issued and outstanding Class A common shares and Class B common shares voting together as a single class.

Our Sponsor and all of our directors, executive officers, and their respective affiliates have indicated that they intend to vote any common shares over which they have voting control (including any public shares owned by them) in favor of the Extension Amendment and the IMTA Amendment. As of the record date for the Extension Meeting, our Sponsor, our officers and directors and were entitled to vote 3,993,275 common shares, representing approximately 21% of our issued and outstanding common shares. Our Sponsor, our directors, executive officers and their affiliates do not intend to purchase shares of common shares in the open market or in privately negotiated transactions in connection with the shareholder vote on the Extension Amendment and the IMTA Amendment.

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Termination

We may amend the Offer to the extent we determine such amendment is necessary or is required by applicable law or regulation subject to compliance with the tender offer rules of the SEC. We can also terminate the Offer if any of the offer conditions listed in “The Offer — Conditions of the Offer” occur, or the occurrence thereof has not been waived (to the extent waivable). See “The Offer — Extension of the Offer; Termination; Amendment.”

Effect of Termination

If the Company’s shareholders do not approve the Extension at the Extension Meeting or we do not complete the Offer by November 23, 2018, then we will, as promptly as reasonably possible but no more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be done automatically by function of our Charter and prior to any voluntary winding up.

After winding up our affairs, we expect that the Company will be dissolved and we will cease to exist as a legal entity.

Recommendation of Our Board of Directors

Our intention is to complete this Offer and the Extension. Our board of directors has (i) approved our making this Offer, (ii) declared the advisability of the Extension, and (iii) determined that the Extension is in the best interests of our shareholders. You must, however, make your own decision as to whether to tender your Class A common shares and, if so, how many Class A common shares to tender. If you tender all of your Class A common shares in the Offer, you will not be a shareholder of the Company after the closing of the Offer and will not be able to participate in the proposed NCF Merger or any other business combination that we may complete. Therefore, our board of directors recommends that you do not accept the Offer with respect to your Class A common shares. In deciding whether or not to tender your Class A common shares, you should read carefully the information in this Offer to Purchase and in the Letter of Transmittal, including the purposes and effects of the Offer. See “The Offer — Purpose of the Offer; Source and Amount of Funds and Certain Effects of the Offer.” You should discuss whether to tender your Class A common shares with your broker or other financial advisor, if any. See “Risk Factors” for a discussion of risks that you should consider before deciding whether to participate in this Offer.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU DO NOT ACCEPT THE OFFER WITH RESPECT TO YOUR SHARES. IF YOU DO NOT TENDER YOUR SHARES AT THIS TIME, YOU WILL RETAIN THE RIGHT TO PARTICIPATE IN ANY PROPOSED INITIAL BUSINESS COMBINATION OR TO REDEEM YOUR PUBLIC SHARES AT THE TIME WE CONDUCT THE SECOND TENDER OFFER IN CONNECTION WITH SUCH INITIAL BUSINESS COMBINATION. WE URGE YOU TO RETAIN YOUR SHARES AND CONSIDER ANY PROPOSED INITIAL BUSINESS COMBINATION.

Interests of Certain Persons in the Extension

When you consider the recommendations of the Company’s board of directors in favor of the Extension and against the Offer, you should keep in mind that our Sponsor and our directors and officers have interests in the Offer and Extension that may be different from, or in addition to, your interests as a shareholder.

Certain Other Interests in the Offer

In addition to the interests of our directors and officers in the Extension, you should keep in mind that certain individuals have interests in the Extension that may be different from, or in addition to, your interests as a shareholder. The underwriters in the IPO agreed to defer payment of a portion of the underwriting commission equal to $5,310,585. This amount will be held in the Trust Account and will become payable to the underwriters solely in the even that we complete an initial business combination. This amount will not be released from the Trust Account until the earlier to occur of (i) the completion of our initial business combination, which we expect will be the NCF Merger, or (ii) our liquidation, in which case such proceeds will be distributed to the holders of Class A common shares, together with all other funds held in the Trust Account.

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Compensatory Arrangements for Board of Directors and Management

Other than (i) the repayment at the closing of our IPO of an unsecured loan from our Sponsor used to fund a portion of the IPO expenses, and (ii) administrative fees relating to office space, secretarial support and administrative services provided to us, no compensation of any kind, including finder’s and consulting fees, has been paid to any of our executive officers, directors or sponsor or any of their respective affiliates prior to or in connection with the Extension. However, our executive officers and directors may receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

Officer and Director Liability

If we are unable to complete a business combination and are forced to dissolve and liquidate, our Sponsor is obligated to indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our Sponsor to enforce its indemnification obligations.

Expenses and Loans

In order to fund working capital deficiencies, if any, or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. As of the date of this offer, there were no such loans outstanding.

Other Agreements

None of the agreements entered into at the time of our IPO will be amended or otherwise affected, except as specifically contemplated in the Extension Amendment and the IMTA Amendment or in connection with the proposed business combination.

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THE OFFER

General Terms

Upon the terms and subject to certain conditions of the Offer, we will purchase up to 14,173,100 Class A common shares validly tendered in the Offer and not properly withdrawn, in accordance with “Withdrawal Rights” described below, before the Expiration Date, at a Purchase Price of $10.00 per Class A common share, net to the sellers in cash for a total maximum Purchase Price of up to $141,731,000 as further described below under the heading “Purchase Price.” We have selected this maximum so that we will have approximately $10,000,000 remaining in the Trust Account after the completion of the Offer. Our Sponsor and the members of our management team have agreed not to tender any shares that they own in this Offer.

The Offer is not conditioned on any minimum number of Class A common shares being tendered in the Offer. The Offer is, however, subject to certain other conditions, including the Extension Condition, the Maximum Tender Condition and the Net Tangible Assets Condition. See “The Offer — Conditions of the Offer.”

Only Class A common shares validly tendered in the Offer and not properly withdrawn will be purchased pursuant to the Offer. All Class A common shares tendered in the Offer and not purchased pursuant to the Offer will be returned to the tendering shareholders at our expense promptly following the Expiration Date.

Purchase Price

The Purchase Price is $10.00 per Class A common share. The Purchase Price has been calculated based on the requirement in our Charter that requires that the redemption price payable per Class A common shares shall be equal to the amount held in the Trust Account (excluding taxes payable) as of two business days prior to the commencement of the Offer, divided by the total number of Class A common shares sold as part of the units in our IPO. Under the terms of our Charter and the IMTA, each as amended, we are required to conduct the Offer in accordance with the terms of our Charter, including the requirement related to the Purchase Price. See “The Offer— Extension of the Offer; Termination; Amendment.”

If we modify the price that may be paid for Class A common shares from $10.00, then the Offer must remain open for at least 10 business days following the date that notice of the modification is first published, sent or given. For the purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. See “The Offer — Extension of the Offer; Termination; Amendment.”

No Proration

There will be no proration in the event of an over-subscription of the Offer.

In order for the Offer to be consummated no more than 14,173,100 of our Class A common shares can be accepted for payment pursuant to the Offer. If more than 14,173,100 of our Class A common shares are validly tendered and not properly withdrawn or if we are unable to satisfy the other Offer conditions, we may amend, terminate or extend the Offer.  Accordingly, we will not offer proration in the Offer.  If we terminate the Offer, we will NOT: (1) purchase any Class A common shares pursuant to the Offer or (2) be able to take advantage of the Extension to consummate the NCF Merger of any other initial business combination, and we will promptly return all Class A common shares delivered pursuant to the Offer at our expense.

This Offer to Purchase and the related Letter of Transmittal for the Class A common shares will be mailed to record holders of the Class A common shares and will be furnished to brokers, dealers and other nominee shareholders and similar persons whose names, or the names of whose nominees, appear on our shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of shares.

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The Offer is subject to certain conditions, Maximum Tender Condition that no more than 14,173,100 of our Class A common shares are validly tendered in the Offer and not properly withdrawn prior to the Expiration Date. Accordingly, if any such conditions have not been satisfied, we will extend or terminate the Offer. Under no circumstances will the number of Class A common shares tendered be prorated. If the conditions of the Offer are not satisfied or waived, we will terminate or extend the Offer. In the event the Offer is terminated, we will promptly return any Class A common shares, at our expense, that were delivered pursuant to the Offer.

Purpose of the Offer

We are a blank check company formed on June 24, 2016 under the laws of the Republic of the Marshall Islands for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, debt acquisition, stock purchase, reorganization or other similar business combination, assets or one or more operating businesses. However, we will not be able to consummate the proposed NCF Merger or any other initial business combination prior to November 23, 2018, as currently required by our Charter. Accordingly, the Board has determined that it would be in the best interests of our shareholders to approve the Extension.

This Offer is being made in connection with the Extension pursuant to our Charter to provide our public shareholders with an opportunity to redeem their Class A common shares for a pro rata portion of our Trust Account in the event our shareholders approve the Extension, in accordance with their right to receive such monies under the Charter. Any shareholder that approves the Extension may still tender shares as part of this Offer.

Our Sponsor and the members of our management team have agreed with us to waive their redemption rights in connection with this Offer and the completion of our initial business combination. The Offer is an isolated transaction and is not made pursuant to a plan to periodically increase the proportionate interest of a shareholder in the assets or earnings and profits of the Company.

Our board of directors has (i) approved our making this Offer, (ii) declared the advisability of the Extension and (iii) determined that the Extension is in the best interests of our shareholders. You must, however, make your own decision as to whether to tender your Class A common shares and, if so, how many Class A common shares to tender. If you tender all of your Class A common shares in the Offer, you will not be a shareholder of the Company after the closing of the Offer and you will not be able to participate in the NCF Merger or in any other business combination that we may complete. Therefore, our board of directors recommends that you do not accept the Offer with respect to your Class A common shares. In deciding whether or not to tender your Class A common shares, you should read carefully the information in this Offer to Purchase and in the Letter of Transmittal, including the purposes and effects of the Offer. You should discuss whether to tender your Class A common shares with your broker, if any, or other financial advisor.

In connection with the consummation of the NCF Merger or any other initial business combination (assuming shareholder approval of the Extension and completion of this Offer), we intend to conduct the Second Tender Offer for the then outstanding Class A common shares for cash pursuant to the tender offer rules of the SEC and the terms of the definitive acquisition agreement for such initial business combination. There can be no assurance that we will be able to consummate the NCF Merger or any initial business combination.

IF YOU DO NOT TENDER YOUR SHARES AT THIS TIME, YOU WILL RETAIN THE RIGHT TO PARTICIPATE IN ANY PROPOSED INITIAL BUSINESS COMBINATION OR TO REDEEM YOUR PUBLIC SHARES AT THE TIME WE CONDUCT THE SECOND TENDER OFFER IN CONNECTION WITH SUCH INITIAL BUSINESS COMBINATION. WE URGE YOU TO RETAIN YOUR SHARES AND CONSIDER ANY PROPOSED INITIAL BUSINESS COMBINATION.

Source and Amount of Funds and Certain Effects of the Offer

We expect that up to $141,731,000 will be required to purchase the Class A common shares tendered pursuant to the Offer if the Offer is fully subscribed. The purchase of shares tendered in the Offer will be funded by the Company from the IPO proceeds held in our Trust Account, which will be released to us in connection with the Extension, but the fees and expenses specifically related to the Offer will either be paid with the funds available to us outside of the Trust Account, by loans from our officers and directors or their affiliates or upon the consummation of an initial business combination.

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Class A common shares that we acquire pursuant to the Offer will be retired and cancelled.

Scheduled Expiration of the Offer

The Offer is scheduled to expire at 5:00 p.m., New York City time, on November 6, 2018, unless we extend the Offer to allow us time to respond to comments, if any, from the SEC relating to the Offer or otherwise in connection with the effectuation of this Offer (the “Expiration Date”). In no event will we extend the Offer beyond November 23, 2018.

Procedures for Tendering Class A common shares

Valid Tender of Class A common shares

For a shareholder to make a valid tender of Class A common shares under the Offer, the Depositary must receive, at its address set forth on the back cover of this Offer to Purchase, and prior to the Expiration Date, the certificates for the Class A common shares you wish to tender, or confirmation of receipt of the Class A common shares pursuant to the procedure for book-entry transfer described below, together with a validly completed and duly executed Letter of Transmittal, including any required signature guarantees, or an Agent’s Message (as defined below) in the case of a book-entry transfer, and any other required documents.

If a broker, dealer, commercial bank, trust company or other nominee holds your Class A common shares, you must contact your broker or nominee to tender your Class A common shares. It is likely they have an earlier deadline for you to act to instruct them to tender shares on your behalf. We urge shareholders who hold Class A common shares through nominees to consult their nominees to determine whether transaction costs may apply if shareholders tender shares through the nominees and not directly to the Depositary.

Election to Participate in Offer

In the Letter of Transmittal holders of Class A common shares will need to indicate their election to participate in the Offer. An election to participate in the Offer shall be a binding agreement to comply with the terms of the Offer, subject to the Withdrawal Rights. Tendering shareholders must make an election to participate in the Offer, and any Letter of Transmittal that fails to indicate this election will be incomplete and will not be accepted in the Offer.

Separation Of Units

Only your Class A common shares can be tendered in the Offer. If any or all of your Class A common shares are held as part of Units, you will need to separate the Units into Class A common shares and Warrants prior to tendering such Class A common shares pursuant to the Offer and undertake all actions necessary to allow for tender of the separated Class A shares. For specific instructions regarding separation of Units, please see the letter from your broker/nominee, which includes an instruction form for your completion which provides a box to check to request separation of the Units. The voluntary separation of the Units occurs through the facilities of the Depository Trust Company and is subject to the procedures of DTC and the various broker/nominees who hold their positions through DTC. Accordingly, while we believe that such separation of the Units can typically be accomplished within three business days, no assurance can be given regarding how quickly Units can be separated and Unit holders are urged to promptly contact their broker/nominee if they wish to tender the Class A common shares underlying their Units.

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Signature Guarantees

No signature guarantee will be required on a Letter of Transmittal if:

•	the registered holder of the Class A common shares (including, for purposes hereof, any participant in DTC whose name appears on a security position listing as the owner of the Class A common shares) tendered in the Offer and the holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the Letter of Transmittal; or

•	Class A common shares are tendered in the Offer for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing constituting an “eligible institution”). See Instruction 1 to the Letter of Transmittal applicable to the Class A common shares.

Except as described above, all signatures on any Letter of Transmittal for securities tendered in the Offer must be guaranteed by an eligible institution. If a certificate is registered in the name of a person other than the person executing a Letter of Transmittal, or if payment is to be made, or securities not purchased or tendered are to be issued and returned, to a person other than the registered holder, then the certificate must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name of the registered holder or owner appears on the certificate, with the signatures on the certificate guaranteed by an eligible institution.

In all cases, payment for securities tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for the Class A common shares tendered (or a timely confirmation of the book-entry transfer of the securities into the Depositary’s account at DTC, as described above), a properly completed and duly executed Letter of Transmittal including any required signature guarantees, or an Agent’s Message (as defined below) in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal.

Method of Delivery

The method of delivery of all documents, including certificates for Class A common shares, the Letter of Transmittal and any other required documents, is at the sole election and risk of the tendering shareholder. Class A common shares will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

Book-Entry Delivery

For purposes of the Offer, the Depositary will establish an account with respect to the Class A common shares at DTC within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in DTC’s system may make book-entry delivery of securities by causing DTC to transfer those securities into the Depositary’s account in accordance with DTC’s procedures for that transfer. Although delivery of securities may be effected through a book-entry transfer into the Depositary’s account at DTC, a properly completed and duly executed Letter of Transmittal with any required signature guarantees, or an Agent’s Message, and any other required documents must be transmitted to and received by the Depositary at its address on the back cover of this Offer to Purchase before the Expiration Date.

The confirmation of a book-entry transfer of shares into the Depositary’s account at DTC is referred to herein as “book-entry confirmation.” Delivery of documents to DTC in accordance with DTC’s procedures will not constitute delivery to the Depositary.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of a book-entry confirmation, stating that DTC has received an express acknowledgement from the DTC participant tendering shares that such DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce such agreement against the DTC participant.

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Return of Unpurchased Class A common shares

If any tendered Class A common shares are not purchased pursuant to the Offer, or if less than all Class A common shares evidenced by a shareholder’s certificates are tendered, certificates representing the unpurchased Class A common shares will be returned promptly after the expiration or termination of the Offer or, in the case of Class A common shares tendered by book-entry transfer at DTC, the Class A common shares will be credited to the appropriate account maintained by the tendering shareholder at DTC, in each case without expense to the shareholder.

Tendering Shareholders’ Representations and Warranties; Tender Constitutes an Agreement

It is a violation of Rule 14e-4 promulgated under the Exchange Act for a person acting alone or in concert with others, directly or indirectly, to tender securities for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” within the meaning of Rule 14e-4 promulgated under the Exchange Act, in the securities or equivalent securities at least equal to the securities being tendered and will deliver or cause to be delivered such securities for the purpose of tendering to us within the period specified in the Offer. A tender of securities made pursuant to any method of delivery set forth herein will constitute the tendering shareholder’s acceptance of the terms and conditions of the Offer, as well as the tendering shareholder’s representation and warranty to us that (i) such shareholder has a “net long position” in securities or the equivalent securities at least equal to the securities being tendered within the meaning of Rule 14e-4 and (ii) such tender of securities complies with Rule 14e-4.

A tender of securities in the Offer made pursuant to any method of delivery set forth herein will also constitute a representation and warranty to us that the tendering shareholder has full power and authority to tender, sell, assign and transfer the securities so tendered, and that, when the same are accepted for purchase by us, we will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, encumbrances and other obligations relating to the sale or transfer of the securities, and the same will not be subject to any adverse claim or right.

Any tendering shareholder will, on request by the Depositary or us, execute and deliver any additional documents deemed by the Depositary or us to be necessary or desirable to complete the sale, assignment and transfer of the securities tendered, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred by delivery of the Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the tendering shareholder and shall not be affected by, and shall survive, the death or incapacity of such tendering shareholder.

A tender of securities made pursuant to any method of delivery set forth herein will also constitute an acknowledgement by the tendering shareholder that: (i) the offer is discretionary and may be extended, modified, or terminated by us as provided herein; (ii) such shareholder is voluntarily participating in the Offer; (iii) the future value of the Class A common shares is unknown and cannot be predicted with certainty; (iv) such shareholder has been advised to read this entire Offer to Purchase including the Appendix thereto; (v) such shareholder has been advised to consult his, her or its tax and financial advisors with regard to how the Offer will impact the tendering shareholder’s specific situation; (vi) any foreign exchange obligations triggered by such shareholder’s tender of Class A common shares or receipt of proceeds are solely his, her or its responsibility; and (vii) regardless of any action that we take with respect to any or all income tax, withholding tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Class A common shares, such shareholder acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, a tender of Class A common shares shall authorize us to withhold all applicable Tax Items from any amounts payable to a tendering shareholder. Our acceptance for payment of securities tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and us upon the terms and subject to certain conditions of the Offer.

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Determination of Validity; Rejection of Class A common shares; Waiver of Defects; No Obligation to Give Notice of Defects

All questions as to the number of Class A common shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of Class A common shares will be determined by us, in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right to reject any or all tenders we determine not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any conditions of the Offer with respect to all tendered Class A common shares or waive any defect or irregularity in any tender with respect to any particular Class A common shares or any particular shareholder whether or not we waive similar defects or irregularities in the case of other shareholders. No tender of securities will be deemed to have been validly made until all defects or irregularities have been cured or waived. We will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Class A common shares. None of the Company, the Information Agent, the Depositary or any other person will be obligated to give notification of defects or irregularities in tenders or incur any liability for failure to give notification. Our interpretation of the terms of and conditions to the Offer, including the Letter of Transmittal and the instructions thereto, will be final and binding on all parties. By tendering Class A common shares, you agree to accept all decisions we make concerning these matters and waive any rights you might otherwise have to challenge those decisions.

Lost or Destroyed Certificates

If any certificate representing Class A common shares has been lost, destroyed or stolen, the shareholder should complete the Letter of Transmittal, indicate the certificate(s) representing Class A common shares is lost and return it to the Depositary. The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate. The Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been completed. Shareholders are requested to contact the Depositary immediately in order to permit timely processing of this documentation.

Withdrawal Rights

You may withdraw securities that you have previously tendered pursuant to the Offer at any time prior to the Expiration Date, namely 5:00 p.m. on November 6, 2018, or the date to which the Offer has been extended. You may also withdraw your previously tendered securities at any time after 5:00 p.m., New York City time, on November 6, 2018 if not accepted prior to such time. Except as this section otherwise provides, tenders of Class A common shares are irrevocable.

For a withdrawal to be effective, a valid written notice of withdrawal must (i) be received in a timely manner by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase and (ii) specify the name of the person having tendered the Class A common shares to be withdrawn, the number of Class A common shares to be withdrawn and the name of the registered holder of the Class A common shares to be withdrawn, if different from the name of the person who tendered the shares. To be effective, a notice of withdrawal must be in writing.

If a shareholder has used more than one Letter of Transmittal or has otherwise tendered Class A common shares in more than one group of Class A common shares, the shareholder may withdraw Class A common shares using either separate notices of withdrawal or a combined notice of withdrawal, so long as the information specified above is included.

If certificates for Class A common shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of those certificates, the shareholder must submit the serial numbers shown on those certificates to the Depositary and, unless an eligible institution has tendered those Class A common shares, an eligible institution must guarantee the signatures on the notice of withdrawal. If Class A common shares have been delivered in accordance with the procedures for book-entry transfer described in “— Procedures for Tendering Class A common shares” above, any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawn shares and must otherwise comply with DTC’s procedures.

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Withdrawals of tenders of securities may not be rescinded, and any securities properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. Withdrawn securities may be retendered at any time prior to the Expiration Date by again following one of the procedures described in this section.

All questions as to the form and validity, including the time of receipt, of notices of withdrawal, will be determined by us, in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right to waive any defect or irregularity in the withdrawal of securities by any shareholder, whether we waive similar defects or irregularities in the case of other shareholders. None of the Company, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of them incur liability for failure to give any notice.

If we extend the Offer, are delayed in our purchase of securities or are unable to purchase securities under the Offer for any reason, then, without prejudice to our rights under the Offer, the Depositary may, subject to applicable law, retain tendered Class A common shares on our behalf. Such Class A common shares may not be withdrawn except to the extent tendering shareholders are entitled to withdrawal rights as described in this section. Our reservation of the right to delay payment for Class A common shares which we have accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the securities tendered promptly after termination or withdrawal of a tender offer.

Purchase of Class A common shares and Payment of Purchase Price

Upon the terms and subject to the conditions of the Offer, which conditions shall be satisfied or waived prior to the expiration of the Offer, promptly following the Expiration Date (but in no event later than three business days after the Expiration Date), we will accept for payment and pay for (and thereby purchase) up to 14,173,100 of our Class A common shares validity tendered in the Offer and not properly withdrawn on or before the Expiration Date. If more than 14,173,100 of our Class A common shares have been validly tendered in the Offer and not properly withdrawn prior to the Expiration Date or if the Extension Condition has not been satisfied, we will either extend the Offer or terminate the Offer and will promptly return all Class A common shares tendered at our expense. Under no circumstances will the number of Class A common shares tendered be prorated. The holder of our common shares issued prior to our IPO, which consists of our Sponsor, has agreed not to tender its shares in the Offer.

For purposes of the Offer, we will be deemed to have accepted for payment (and therefore purchased), subject to the terms and conditions of the Offer, Class A common shares that are validly tendered in the Offer and not properly withdrawn only when, as and if we give oral or written notice to the Depositary of our acceptance of the Class A common shares for payment pursuant to the Offer.

In all cases, payment for Class A common shares tendered and accepted for payment in the Offer will be made promptly, but only after timely receipt by the Depositary of certificates for shares, or a timely book-entry confirmation of Class A common shares into the Depositary’s account at the DTC, a properly completed and duly executed Letter of Transmittal, or an Agent’s Message in the case of a book-entry transfer, and any other required documents. In no event shall payment for Class A common shares tendered be made unless the conditions to the Offer including the Extension Condition and the Maximum Tender Condition have been satisfied. We will make prompt payment upon satisfaction of the offering conditions, but in no event later than three business days after the Expiration Date.

We will pay for Class A common shares purchased in the Offer by depositing the aggregate Purchase Price with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payment from us and transmitting payment to tendering shareholders.

Certificates for all Class A common shares tendered in the Offer and not purchased will be returned or, in the case of Class A common shares tendered by book-entry transfer, will be credited to the account maintained with DTC by the broker/dealer participant who delivered the securities, to the tendering shareholder at our expense promptly after the Expiration Date or termination of the Offer, without expense to the tendering shareholders.

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Under no circumstances will we pay interest on the Purchase Price, including, but not limited to, by reason of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase Class A common shares pursuant to the Offer. See “— Conditions of the Offer” below.

We will not pay any transfer taxes, if any, payable on the transfer to us, of Class A common shares purchased pursuant to the Offer. If payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) unpurchased Class A common shares are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person, will be deducted from the Purchase Price unless satisfactory evidence of the payment of the transfer taxes, or exemption from payment of the transfer taxes, is submitted.

We urge shareholders who hold Class A common shares through a broker, dealer, commercial bank, trust company or other nominee to consult their nominee to determine whether transaction costs are applicable if they tender securities through their nominee and not directly to the Depositary.

Conditions of the Offer

Notwithstanding any other provision of the Offer, and in addition to (and not in limitation of) our rights to extend and/or amend the Offer at any time, we will not be required to accept securities tendered and we may terminate or amend the Offer, or postpone our acceptance of the securities that you elect to tender, subject to the rules under the Exchange Act, including Rule 13e-4(f)(5), at the then-scheduled Expiration Date (as it may be extended) if any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any case, the occurrence of such event or events makes it inadvisable for us to proceed with the Offer:

•	the Extension having been approved by our shareholders (we refer to this condition, which is not waivable, as the “Extension Condition”);

•	our having net tangible assets of no less than $5,000,001 immediately prior to the Expiration Date, after taking into account the payment of the aggregate Purchase Price to the holders who have properly tendered and not withdrawn their shares in the Offer and after taking into account our expenses and other liabilities incurred as of the time immediately prior to the Expiration Date (we refer to this condition, which is not waivable, the “Net Tangible Assets Condition”); and

•	no more than 14,173,100 Class A common shares having been validly tendered and not properly withdrawn prior to the Expiration Date (we refer to this condition, which is not waivable, as the “Maximum Tender Condition”).

The completion of the Extension and fulfillment of the Extension Condition are subject to the satisfaction on or prior to November 23, 2018 of each of the following conditions:

•	the shareholder proposal to amend the Charter to extend the date by which we must consummate its initial business combination from November 23, 2018 to April 23, 2019 (the “Extension Amendment”), a form of such amended Charter being attached hereto as Annex I, having been approved by the affirmative vote of at least two-thirds of all outstanding Class A common shares and Class B common shares common shares voting as a single class; and

•	the shareholder proposal to amend the Investment Management Trust Agreement (the “IMTA”), by and between the Company and Continental Stock Transfer & Trust Company entered into at the time of the IPO to (i) permit the withdrawal from the Trust Account of an amount sufficient to purchase the Class A common shares validly tendered and not withdrawn in the Offer and (ii) extend the date on which to liquidate the Trust Account in accordance with the IMTA to April 23, 2019 (the “IMTA Amendment”), a form of such IMTA Amendment being attached hereto as Annex II, having been approved by the affirmative vote of 65% of the issued and outstanding Class A common shares and Class B common shares voting as a single class.

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In addition, the Offer and the Extension are also subject to a number of other customary conditions. We refer to the conditions to the Offer, including the Extension Condition and the Maximum Tender Condition, as the “offer conditions.” See “The Offer — Conditions of the Offer.”

We will not accept for payment, purchase or pay for any securities tendered, and may terminate, or amend the Offer or may postpone, in accordance with Rule 13e-4(f)(5) under the Exchange Act, the acceptance for payment of, or the purchase of and the payment for securities tendered until the SEC has advised us that they have no further comment with respect to the Offer and its related documents. We have agreed to extend the term of the Offer until such time, and intend to provide interim amendments to the Offer electronically via filings with the SEC to our shareholders, as we receive notification from the SEC that it has no further comment regarding this Offer. At that time, we will redistribute the Offer, as amended or supplemented, and its related Letter of Transmittal to our shareholders, setting forth a final Expiration Date. We will, however, not extend the Offer past November 23, 2018.

In addition, notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the rights and obligations of the Company to extend, terminate and/or modify the Offers, we will not be required to accept for payment, purchase or, subject to the applicable rules and regulations of the SEC, pay for any securities tendered, and may terminate or amend the Offer or may postpone, in accordance with Rule 13e-4(f)(5) under the Exchange Act, the acceptance for payment of, or the purchase of and the payment for securities tendered, subject to the rules under the Exchange Act, if any of the following shall have occurred:

•	any governmental authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or order that is then in effect and has the effect of making the Extension illegal or otherwise preventing or prohibiting the Extension; or

•	a material adverse effect with respect to the Company shall have occurred since the date of this Offer to Purchase.

The conditions referred to above are for our sole benefit and may be asserted by us regardless of the circumstances (other than any action or omission to act by us) giving rise to any condition, and may be waived by us, in whole or in part, at any time and from time to time in our reasonable discretion, subject to applicable law. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time prior to the Expiration Date and from time to time, subject to applicable law. However, once the Offer has expired, then all of the conditions to the Offer must have been satisfied or waived. In certain circumstances, if we waive the conditions described above, we may be required to extend the Expiration Date. Only a court of competent jurisdiction can make a determination concerning the events described above that will be final and binding on all parties. Shareholders may challenge any determination that we make with respect to such matters.

Promptly following the scheduled Expiration Date, we will publicly announce whether the offer conditions have been satisfied or waived (as applicable) and whether the Offer has been extended, terminated or delayed. If such offer conditions are satisfied, promptly after the Expiration Date, we will purchase and pay the Purchase Price for each Class A common shares validly tendered and not properly withdrawn. In the event the Offer is terminated, we will promptly return any Class A common shares, at our expense, that were delivered pursuant to the Offer.

You should evaluate current market quotes and trading volume for the Class A common shares, among other factors, before deciding whether or not to accept the Offer. See “Market Price Information” and “Risk Factors.”

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Certain Information Concerning the Company and the Extension

Set forth elsewhere in this Offer to Purchase is information concerning the Company and the Extension. Shareholders are urged to review such information, including the information set forth in “Risk Factors,” prior to making a decision whether to tender their Class A common shares. See “Summary” and “The Extension.”

Interests of Directors and Executive Officers

See “Summary” and “The Extension” herein for information related to the interests of our officers and directors in the Offer and the Extension and information related to certain transactions and arrangements concerning our securities.

Our Sponsor and the members of our management team have agreed not to participate in the Offer with respect to shares they have acquired. Based on our records and on information provided to us by our directors, executive officers and affiliates, neither we nor any of our directors, executive officers, and affiliates, including our Sponsor, have effected any transactions involving our Class A common shares during the 60 days prior to the commencement of the Offer. See “Information About Hunter Maritime Acquisition Corp.—Securities Held by Our Sponsor” and “Risk Factors— Certain obligations of our Sponsor are memorialized in agreements between our Sponsor, the underwriters of our IPO and us, and these agreements may be amended to change these obligations or eliminate them entirely.”

Certain Legal Matters; Regulatory Approvals

The Offer and the transaction contemplated by this Offer to Purchase are subject to the Tender Offer Rules under Securities Exchange Act of 1934, as amended.

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

In addition, except as otherwise discussed herein, we are not aware of any license or regulatory permit that is material to our businesses that might be adversely affected by our acquisition of Class A common shares pursuant to the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of Class A common shares pursuant to the Offer. Should any approval or other action be required, we presently contemplate that we will seek that approval or other action. We are unable to predict whether we will be required to delay the acceptance for payment of or payment for Class A common shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition.

Extension of the Offer; Termination; Amendment

Due to the requirement in our Charter and the IMTA that we must liquidate the Trust Account if a business combination is not completed by November 23, 2018, we will not be able to extend the Offer beyond such date. As a result, if the conditions to the Offer are not met on or before November 23, 2018, we will termination the Offer and liquidate the Trust Account. See “— Conditions of the Offer.”

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We expressly reserve the right, at any time and from time to time prior to the scheduled Expiration Date, and regardless of whether any of the events set forth in “— Conditions of the Offer” shall have occurred or are deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Class A common shares if we determine such extension is required by applicable law or regulations, subject to the restriction in our Charter that requires us to voluntarily wind-up and cease our corporate existence on November 23, 2018. We will affect any such extension by giving oral or written notice of such extension to the Depositary and making a public announcement of the extension. We also expressly reserve the right, in our sole discretion, to terminate the Offer and reject for payment and not pay for any securities not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for securities upon the occurrence of any of the conditions specified in “— Conditions of the Offer” by giving oral or written notice of the termination or postponement to the Depositary and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for securities which we have accepted for payment is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the securities tendered promptly after termination or withdrawal of a tender offer. Subject to compliance with applicable law (including Rule 13e-4 under the Exchange Act), we further reserve the right, in our sole discretion, and regardless of whether any of the events set forth in “— Conditions of the Offer” have occurred or are deemed by us to have occurred, to amend the Offer prior to the Expiration Date to increase the consideration offered in the Offer, or otherwise if we determine such other amendments are required by applicable law or regulation. Amendments to the Offer may be made at any time and from time to time by public announcement. In the case of an extension of the Offer, such amendment must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to shareholders in a manner reasonably designed to inform shareholders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law or regulation (including Rule 13e-4 under the Exchange Act), we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release through PR Newswire or another comparable service.

If we materially change the terms of the Offer or the information concerning the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2), 13e-4(e)(3), and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information; however, in no event will the Offer remain open for fewer than five business days following such a material change in the terms of, or information concerning, the Offer. If (i) we make any change to increase the price to be paid for Class A common shares, or if we increase or decrease the number of Class A common shares sought in the Offer, and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of an increase or decrease is first published, sent or given to shareholders in the manner specified in this section, the Offer will be extended until the expiration of such period of ten business days. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

In accordance with the rules of the SEC, we may, and we expressly reserve our right to, notwithstanding any other statement contained herein, accept for payment an additional amount of Class A common shares not to exceed 2% of our issued and outstanding Class A common shares without amending the Offer or extending the Expiration Date.

Fees and Expenses

We have retained Continental Stock Transfer & Trust Company to act as Depositary and Morrow Sodali LLC to act as Information Agent in connection with the Offer. The Information Agent may contact holders of Class A common shares by mail, facsimile and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials relating to the Offer to beneficial owners. The Information Agent and Depositary will receive reasonable and customary compensation for their respective services, will be reimbursed by the Company for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

We have not agreed to pay any fees or commissions to brokers, dealers or other persons (other than fees to the Information Agent and Depositary as described above) for soliciting tenders of Class A common shares pursuant to the Offer. Shareholders holding securities through brokers, dealers and other nominee shareholders are urged to consult the brokers, dealers and other nominee shareholders to determine whether transaction costs may apply if shareholders tender Class A common shares through the brokers, dealers and other nominee shareholders and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Class A common shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as our agent or the agent of the Information Agent or the Depositary for purposes of the Offer. We will not pay or cause to be paid any stock transfer taxes, if any, on our purchase of securities.

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In addition, we will incur and pay reasonable and customary fees and expenses for financial printing services.

Appraisal Rights

No appraisal rights are available under the BCA to shareholders in connection with the Offer.

Material U.S. Federal Income Tax Consequences

The receipt of cash for your tendered Class A common shares will generally be treated for U.S. federal income tax purposes either as a sale or exchange transaction or as a distribution. See “Material U.S. Federal Income Tax Consequences.”

Miscellaneous

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of Class A common shares pursuant to the Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer will not be made to the holders of shares residing in such jurisdiction.

You should only rely on the information contained in this document or to which we have referred you. We have not authorized any person to provide you with information or make any representation in connection with the Offer other than those contained in this Offer to Purchase, the Letter of Transmittal or in the other documents that constitute a part of the Offer. If given or made, any recommendation or any such information or representation must not be relied upon as having been authorized by us, our board of directors, the Depositary or the Information Agent.

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MANAGEMENT

The executive officers and directors of the Company are set forth in the following table:

Name	Age	Position
Marc Saverys	64	Chairman of the Board of Directors, Class III Director
Alexander Saverys	40	Chief Executive Officer and Class III Director
Ludovic Saverys	34	Chief Financial Officer and Class II Director
Benoit Timmermans	57	Chief Commercial Officer and Class II Director
Thomas Rehder	62	Class I Director
Philip Shapiro	65	Class I Director

The address and telephone number of each director and executive officer is: Hunter Maritime Acquisition Corp., c/o MI Management Company, Trust Company Complex, Suite 206, Ajeltake Road, P.O. Box 3055, Majuro, Marshall Islands MH96960; telephone: 011-323-247-59-11.

The biographical information for our current officers and directors is set forth below:

Marc Saverys, the Chairman of our board of directors and a Class III director, graduated from the University of Ghent in 1976 with a degree in law. In 1975 he joined Bocimar’s chartering department, the dry bulk division of the CMB Group. In 1985 he left Bocimar and became Managing Director of Exmar, which at that time became a diversified shipowning company, where he was in charge of the dry bulk division. He currently holds director’s mandates in various companies belonging to the CMB Group. He became a director of CMB Group in 1991 and was Managing Director of CMB Group from April 1992 through September 2014 when he was appointed as chairman. During the period from 2003 through July 2014, he served as the Chairman of the Board of Euronav NV (NYSE: EURN), and served as a Vice-Chairman of the Board of Euronav from July 2014 until December 2015. Mr. Marc Saverys is the father of Mr. Alexander Saverys, our Chief Executive Officer and a director, and Mr. Ludovic Saverys, our Chief Financial Officer and a director.

Alexander Saverys, our Chief Executive Officer and a Class III director, has a master of laws (University of Leuven and Madrid) and holds an MBA of the Fachhochschule für Wirtschaft Berlin. In 2004 he founded Delphis NV, a company offering multimodal transport solutions throughout Europe. He became a director of CMB Group in 2006 and was appointed Managing Director in September 2014. Mr. Alexander Saverys is the son of Mr. Marc Saverys, our Chairman of the Board, and the brother of Mr. Ludovic Saverys, our Chief Financial Officer and Secretary and a director.

Ludovic Saverys, our Chief Financial Officer and Secretary and a Class II director, has served on the Board of Directors of Euronav since May 13, 2015 and is member of Euronav’s Remuneration Committee and a member of the Health, Safety, Security and Environmental Committee. Ludovic Saverys currently serves as Chief Financial Officer of CMB Group and as General Manager of Saverco NV. He has also served as a director of Moore Stephens (Belgium) since December 2014. During the time he lived in New York, Mr. Saverys served as Chief Financial Officer of MiNeeds Inc. from 2011 through 2013 and as Director of SURFACExchange Ltd from 2009 through 2013. He started his career as Managing Director of European Petroleum Exchange (EPX) in 2008. From 2001 through 2007 he followed several educational programs at universities in Leuven, Barcelona and London from which he graduated with M. Sc. degrees in International Business and Finance. Mr. Ludovic Saverys is the son of Mr. Marc Saverys, our Chairman of the Board, and the brother of Mr. Alexander Saverys, our Chief Executive Officer and a director.

Benoit Timmermans, our Chief Commercial Officer and a Class II director, graduated in law from the University of Louvain in 1983. He also holds an MBA degree from the University of Navarra, Barcelona. After two years of retail banking experience he joined Almabo in 1989 and became Assistant Financial Manager after the take-over of CMB Group. He was CFO of the CMB Group’s liner division SCL (1996), Managing Director of the French company SAGA (1997) and was appointed Managing Director of Bocimar in 2003.

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Thomas Rehder, a Class I director, has a total of 37 years of experience in the shipping industry. Since 1987, Mr. Rehder has been a managing partner at Carsten Rehder GmbH & Co., or Carsten Rehder, a family-owned company located in Hamburg, Germany which currently operates 15 container vessels and five supramax and handysize bulk carriers. Mr. Rehder began his career at Carsten Rehder in 1984 as a chartering broker and has been responsible for the shipowning side of the business since 1996. Carsten Rehder was a 50% owner of single purpose entities that served as general partner of five single-ship KG companies that became insolvent between 2013 and 2015. Mr. Rehder served as a managing director of the general partner entities, but resigned from this position prior to the insolvencies. From 1981 to 1984, Mr. Rehder worked as a chartering broker for Intercontinent Chartering Inc. in New York. Mr. Rehder holds a position as a member of the board of the German Shipowners Association. From 2014 to 2015, Mr. Rehder was president of the European Community Shipowners Association and is currently a board member. Additionally, he is a past board member of Det Norske Veritas GL Group AS, Oslo. Prior to obtaining his business degree from the European Business School in Frankfurt, Germany, Mr. Rehder served in the German navy and worked as assistant shipyard manager.

Philip J. Shapiro, a Class I director has served on our board of directors since April 26, 2017. Mr. Shapiro graduated from Columbia University in New York City in 1974 and received a Juris Doctor from Hofstra University School of Law on 1978. In 1988, Mr. Shapiro founded Liberty Maritime Corporation and has served as its Chief Executive Officer and President since that time. Prior to forming Liberty Maritime, Mr. Shapiro served as Vice President and General Counsel of Apex Marine Corporation, a tanker and dry bulk shipping company, from 1980 to 1988. Before joining Apex, he practiced corporate and real estate law for two years with a law firm in New York City. Mr. Shapiro has previously served as a director of the then listed NYSE company, OMI Corporation, from April 2002 until its sale in 2007 for $2.2 Billion. During that time, he served as Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Shapiro is currently an elected member of the Board of Directors of the American Bureau of Shipping, a leading classification society, and serves as the Chairman of its Nominating and Governance Committee as well as a member of its Compensation Committee. He also serves currently on a number of other corporate and charitable boards including the National Maritime Historical Society, the United Seamen's Service and the American Maritime Congress as well as being a member of the Board of Trustees of the United States Coast Guard Foundation. During his career in shipping, Mr. Shapiro has often appeared before numerous U.S. Congressional committees and administrative agencies as a spokesperson for the U.S. flag shipping industry on various maritime policy, initiatives and law. He was selected to be the dry bulk shipping sector's representative to U.S. President Reagan's Commission on the Merchant Marine and National Defense and as one of three industry representatives selected to serve on President Clinton's Maritime Policy Working Group which developed what has come to be known as the Maritime Security Program. More recently, he has testified before various congressional committees on the problems of piracy and suggested preventive measures to protect seafarers, property and cargo.

We do not expect that there will be any changes in our senior management following the Extension.

For information on transactions with parties related to us or members of our management, see “Certain Relationships and Related Party Transactions.”

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MARKET PRICE INFORMATION

Our Class A common shares, Warrants and Units are traded on the Nasdaq Capital Market, under the symbols “HUNT,” “HUNTW” and “HUNTU,” respectively. Each of the Company’s units consists of one Class A common share and one-half warrant, each whole Warrant entitling the holder thereof to purchase one Class A common share. Our Units commenced trading on NASDAQ on November 18, 2016. Our Class A common shares and Warrants commenced trading separately from our Units on January 9, 2017.

The following tables set forth, for the periods indicated, the high and low sale prices for our shares, Warrants and Units, respectively, as reported on NASDAQ.

	Units		Class A common shares		Warrants
	High	Low	High	Low	High	Low
For the Year Ended:
December 31, 2016 (Since November 18, 2016)	$10.24	$9.75	-	-	-	-
December 31, 2017	$10.60	$9.53	$10.50	$7.99	$1.30	$0.01
December 31, 2018 (through and including October 4, 2018)	$10.90	$9.87	$9.96	$9.71	$0.66	$0.21
For the Quarter Ended:
June 30, 2017	$10.60	$9.53	$10.50	$7.99	$1.30	$0.06
September 30, 2017	$10.30	$9.95	$9.90	$9.43	$0.97	$0.31
December 31, 2017	$10.45	$9.85	$9.85	$9.68	$0.66	$0.25
March 31, 2018	$10.90	$9.87	$9.85	$9.72	$0.59	$0.27
June 30, 2018	$10.25	$10.10	$9.88	$9.71	$0.60	$0.21
September 30, 2018	$10.11	$10.02	$9.96	$9.81	$0.66	$0.23
October 31, 2018 (through and including October 4, 2018)	$10.11	$10.11	$9.97	$9.86	$0.30	$0.21
For the Month:
April 2018	$10.25	$10.15	$9.84	$9.81	$0.60	$0.45
May 2018	$10.15	$10.12	$9.85	$9.71	$0.58	$0.40
June 2018	$10.12	$10.10	$9.88	$9.80	$0.55	$0.21
July 2018	$10.10	$10.10	$9.90	$9.81	$0.66	$0.40
August 2018	$10.10	$10.10	$9.95	$9.81	$0.45	$0.38
September 2018	$10.11	$10.02	$9.96	$9.85	$0.40	$0.23
October 2018 (through and including October 4, 2018)	$10.11	$10.11	$9.97	$9.86	$0.30	$0.21

Our Class A common shares may be delisted if we fail to maintain certain NASDAQ listing requirements. There can be no assurance that we will be able to maintain compliance with the NASDAQ continued listing requirements or that our securities will continue to be listed on NASDAQ. See “Risk Factors — NASDAQ could delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.”

Dividends

We have not paid any cash dividends on our Class A common shares to date and our board of directors does not anticipate declaring any dividends on our Class A common shares prior to the completion of an initial business combination.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our common shares, as of October 1, 2018:

•	each person known to us to own beneficially more than 5% of our common shares;

•	each of our current executive officers and directors; and

•	each of our directors and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned(1)	Percentage of Ownership(2)
CMB NV(3)	3,993,275	21.0%
Marc Saverys(4)	3,993,275	21.0%
Polar Asset Management Partners Inc.(5)	1,704,968	9.0%
Hudson Bay Capital Management, L.P.(6)	1,500,000	7.9%
Shoei Kisen Kaisha, Ltd(7)	1,500,000	7.9%
Silver Rock Financial LP(8)	1,000,000	5.3%
QVT Financial LP(9)	1,000,000	5.3%
Alyeska Investment Group, L.P.(10)	900,000	4.7%
Basso SPAC Fund LLC(11)	883,517	4.7%
Alexander Saverys	—	—
Ludovic Saverys	—	—
Benoit Timmermans	—	—
Thomas Rehder	—	—
Philip Shapiro	—	—
All directors and executive officers as a group (6 individuals)	3,993,275	21%

(1)	These amounts do not include the Class A common shares underlying the private placement warrants.
(2)	Based on an aggregate of 18,966,375 Class A common shares and Class B common shares outstanding as of October 1, 2018, the Record Date for the Special Meeting.
(3)	On September 27, 2018, Bocimar Hunter NV transferred ownership of its 3,793,275 Class B common shares to CMB NV. In addition, CMB purchased 200,000 units in the IPO at the public offering price, each unit consisting of one Class A common share and one-half of one warrant, each whole Warrant entitling holder to purchase one Class A common share. The Schedule 13G filed by CMB NV with the SEC on February 10, 2017 reports that each of CMB NV, Saverco NV, and Marc Saverys, the chairman of our board of directors, have shared voting power with respect to, and thus may be deemed to beneficially own 3,993,275 shares. The business address of CMB NV is De Gerlachekaai 20, 2000 Antwerpen, Belgium.
(4)	Based on information contained in a Schedule 13G filed with the SEC on February 10, 2017. Each of Marc Saverys, the chairman of our board of directors, CMB NV, Saverco NV have shared voting power with respect to, and thus may be deemed to beneficially own 3,993,275 shares. The business address of Marc Saverys is De Gerlachekaai 20, 2000 Antwerpen, Belgium.
(5)	Based on information contained in a Schedule 13G/A filed with the SEC on June 19, 2017. Polar Asset Management Partners Inc. serves as the investment manager to Polar Multi Strategy Master Fund, a Cayman Islands exempted company ("PMSMF") and certain managed accounts (together with PMSMF, the “Polar Vehicles”), and may be deemed to own the shares together with the Polar Vehicles. The business address of Polar Asset Management Partners Inc. is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.
(6)	Based on information contained in a Schedule 13G filed with the SEC on January 30, 2017. The business address of Hudson Bay Capital Management, L.P. is 777 Third Avenue, 30th Floor, New York, NY 10017.
(7)	Based on information contained in a Schedule 13G/A filed with the SEC on February 23, 2017. The business address of Shoei Kisen Kaisha, Ltd. is 1-4-52, Koura-cho, Imabari-city, Ehime-pref., 799-2111, Japan.
(8)	Based on information contained in a Schedule 13G filed with the SEC on February 14, 2017. The business address of Silver Rock Financial LP is 2425 Olympic Blvd., Suite 4060W, Santa Monica, CA 90404.
(9)	Based on information contained in a Schedule 13G filed with the SEC on November 28, 2016. The business address of QVT Financial LP is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.
(10)	Based on information contained in a Schedule 13G filed with the SEC on February 14, 2018. Alyeska Investment Group, L.P. may be deemed to own 900,000 shares together with Alyeska Fund GP, LLC Alyeska Fund 2 GP, LLC and Anand Parekh. The business address of Alyeska Investment Group, L.P. is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.
(11)	Based on information contained in a Schedule 13G filed with the SEC on February 14, 2018. Alyeska Investment Group, L.P. may be deemed to own 900,000 shares together with Alyeska Fund GP, LLC, the General Partner and control person of Alyeska Master Fund, L.P., Alyeska Fund 2 GP, LLC, the General Partner and control person of Alyeska Master Fund 2, L.P., and Anand Parekh, the Chief Executive Officer and control person of Alyeska Investment Group, L.P. The business address of Alyeska Investment Group, L.P. is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On July 11, 2016, Bocimar Hunter, a Belgian entity affiliated with our current Sponsor, CMB, purchased 4,312,500 founder shares for an aggregate purchase price of $25,000, or $0.006 per share, of which 519,225 were subsequently forfeited as a result of the partial exercise of the underwriters’ overallotment option. The number of founder shares issued determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of the IPO. The purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. Upon the effectiveness of our Amended and Restated Articles of Incorporation, the founder shares were automatically reclassified and converted to our Class B common shares.

Bocimar Hunter purchased an aggregate of 3,333,333 private placement warrants at a price of $1.50 per warrant in a private placement that occurred simultaneously with the closing of the IPO. Pursuant to the underwriters’ partial exercise of the overallotment option on December 16, 2016, we sold an additional 23,080 private placement warrants to Bocimar Hunter. Each private placement warrant entitles the holder to purchase one Class A common share at $11.50 per share. Our Sponsors is permitted to transfer the Class B common shares and private placement warrants held by them to certain permitted transferees, including our executive officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the initial purchasers. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our business combination. The private placement warrants will be non-redeemable so long as they are held by our initial purchasers or their permitted transferees. The private placement warrants may also be exercised by the initial purchasers or their permitted transferees for cash or on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the Warrants sold as part of the units in the IPO. CMB, an affiliate of our Sponsor, purchased 200,000 Units in the IPO.

On September 27, 2018, pursuant to the terms of a Securities Purchase Agreement, Bocimar Hunter transferred ownership of its (i) 3,793,275 Class B common shares and (ii) 3,356,413 private placement warrants of the Company to CMB, an affiliated entity controlled by members of the Saverys family, which we now consider our Sponsor. CMB acquired the Class B common shares and the private placement warrants for a purchase price of $25,000 and $5,034,620, respectively, which were the original value of the securities at the time they were acquired by Bocimar Hunter. Pursuant to the terms of a Joinder Agreement with respect to the Letter Agreement, dated September 27, 2018, CMB became party to the Letter Agreement, to assume all of the rights and obligations of Bocimar Hunter thereunder, and to be bound by the restrictions thereunder. Pursuant to the terms of an Assignment Agreement and a Joinder Agreement with respect to the registration rights agreement (discussed below), each dated September 27, 2018, Bocimar Hunter assigned all of its rights and interests under the registration rights agreement to CMB, and CMB became party to the registration rights agreement and agreed to assume all of the rights and obligations of Bocimar Hunter thereunder and to be bound by the terms and provisions thereof. Pursuant to the terms of an agreement with respect to our Warrant Agreement and a related warrant assignment agreement, each dated September 27, 2018, Bocimar Hunter assigned all of its rights and interests under the Warrant Agreement to CMB and CMB agreed to assume all of the rights and obligations of Bocimar Hunter thereunder and to be bound by the terms and provisions thereof.

In order to fund working capital deficiencies, if any, or finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

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Pursuant to a registration rights agreement we entered into with our Sponsor on November 18, 2016, we may be required to register certain securities for sale under the Securities Act. These holders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements.

On November 18, 2016, we entered into an administrative services agreement with CMB, who is now our Sponsor, pursuant to which we have paid a total of $10,000 per month for office space, secretarial support and administrative services. This arrangement has been agreed to for our benefit and is not intended to provide our Sponsor, or its affiliate, compensation in lieu of salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person.

We will reimburse our officers, directors, or any of their respective affiliates, for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential initial business combination with one of more acquisition targets. Subject to availability of proceeds not placed in the Trust Account, there is no limit on the amount of out-of-pocket expenses that could be incurred. Our board of directors will review and approve all expense reimbursements made to our directors with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the Trust Account and those proceeds are properly withdrawn from the Trust Account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

Following the completion of our initial business combination, members of our management and executive directors will be entitled to receive customary fees and we may enter into employment or other compensation arrangements with members of our management and executive directors, the terms of which have not yet been determined.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our directors, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of the material U.S. federal income tax consequences of the redemption of Class A common shares by U.S. Holders pursuant to the Offer. This summary does not discuss the Warrants, which such discussion can be found in our annual report for the fiscal year ended December 31, 2017 filed with the SEC on March 30, 2018. This summary is based upon laws and relevant interpretations thereof in effect as of the date of this Offer to Purchase, all of which are subject to change.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our Class A common shares who or that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our Class A common shares is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own and hold our Class A common shares as capital assets within the meaning of Section 1221 of the Code, and does not address the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

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•	certain expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 5% or more of our voting stock (except as specifically provided below);

•	persons that acquired our Class A common shares pursuant to an exercise of employee stock options, in connection with employee stock incentive plans or otherwise as compensation;

•	persons that hold our Class A common shares as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	persons that are required to recognize income for U.S. federal income tax purposes no later than when such income is included on an “applicable financial statement”; or

•	controlled foreign corporations.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our Class A common shares. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our Class A common shares through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Class A common shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our Class A common shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our Class A common shares will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS OF THE REDEMPTION OF COMMON SHARES PURSUANT TO THE OFFER. EACH HOLDER OF OUR COMMON SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER, THE REDEMPTION OF OUR COMMON SHARES PURSUANT TO THE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

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Taxation of Redemption of Class A common shares Pursuant to the Offer

Subject to the PFIC rules discussed below, the redemption of a U.S. Holder’s Class A common shares in exchange for cash in connection with the Offer generally will be treated for U.S. federal income tax purposes as a payment in consideration for the sale of our Class A common shares, rather than as a distribution. Such amounts, however, will be treated as a distribution if (i) the redemption is “essentially equivalent to a dividend” (meaning that the U.S. Holder’s percentage ownership in us (including shares the U.S. Holder is deemed to own under certain constructive ownership rules) after the redemption is not meaningfully reduced from what such U.S. Holder’s percentage ownership in us (including constructive ownership) was prior to the redemption), (ii) the redemption is not “substantially disproportionate” as to that U.S. Holder (“substantially disproportionate” meaning, among other requirements, that the percentage of our outstanding voting shares owned (including constructive ownership) by such holder immediately following the redemption is less than 80% of that percentage owned (including constructive ownership) by such holder immediately before the redemption) or (iii) the redemption does not result in a “complete termination” of the U.S. Holder’s interest in us (taking into account certain constructive ownership rules). If the U.S. Holder had a relatively minimal interest in our common shares and, taking into account the effect of redemptions by other shareholders, its percentage ownership (including constructive ownership) in us is reduced as a result of the redemption, such holder generally should be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” If the payment in consideration for the tender of Class A common shares is treated as a distribution, then it will be treated as a dividend, which would be taxable as ordinary income, to the extent of our current and accumulated earnings and profits. The portion of such distribution, if any, in excess of such earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Class A common shares. Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such Class A common shares. A U.S. Holder should consult with its own tax advisors as to the tax consequences to it of any redemption of its Class A common shares.

Additional Taxes

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, without limitation, dividends on, and gains from the sale or other taxable disposition of, our Class A common shares, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our Class A common shares.

Passive Foreign Investment Company Rules

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder held our Class A common shares, either:

•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business), which we refer to as the “income test”; or

•	at least 50% of the average value of the assets held by the corporation during such taxable year (ordinarily determined based on fair market value and averaged quarterly over the year) produce, or are held for the production of, passive income, which we refer to as the “asset test”.

For purposes of determining whether we are a PFIC, cash will be treated as an asset which is held for the production of passive income. In addition, following an initial business combination, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business from unrelated persons.

Because we have no current active business, we believe that it is likely that we have not been able to satisfy the asset test or the income test for our initial taxable year. Although the PFIC rules contain an exception pursuant to which a foreign corporation will not be treated as a PFIC during its “start-up year”, which we had intended to rely upon, we do not believe that we are able to satisfy all of the requirements of this exception. Therefore, we believe that we were a PFIC since our inception and currently are a PFIC. Moreover, PFIC status is determined annually and it cannot be determined until the close of the taxable years in question. Based upon the foregoing, because we will not be able to determine whether we have been, are or will be classified as a PFIC until an acquisition (if any) is made and the timing of such acquisition is known, we cannot make any representations regarding our PFIC status. Therefore, no assurances can be given that we will not be a PFIC for either our first taxable year or for any subsequent taxable year and U.S. Holders are encouraged to consult their tax advisors in this regard.

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In making the determination as to whether we are a PFIC, we currently intend to treat the gross income we may in the future derive or be deemed to derive from the time chartering and voyage chartering activities of us or any of our wholly owned subsidiaries as services income, rather than rental income. Based on such treatment, such income should not constitute passive income, and the assets that we or our wholly owned subsidiaries own and operate in connection with the production of such income, should not constitute assets that produce, or are held for the production of, passive income for purposes of determining whether we are a PFIC. We believe there is legal authority supporting our position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, the IRS or a court could disagree with our position. On the other hand, any income we derive from bareboat chartering vessels will generally be treated as passive income for purposes of the income test. Likewise, any assets used to bareboat charter vessels will generally be treated as generating passive income for purposes of the asset test.

As discussed more fully below, if the U.S. Holder did not make either a timely qualified electing fund, or QEF, election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) common shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its common shares, and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. holder in respect of the common shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the common shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A common shares;

•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. holder with respect to the tax attributable to each such other taxable year of the U.S. holder.

In general, if we are determined to be a PFIC, a U.S. Holder can avoid the PFIC tax consequences described above in respect to our Class A common shares by making a timely and valid QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are encouraged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

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In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A common shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our common shares generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our common shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if were not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A common shares for such taxable year.

If we are a PFIC and our Class A common shares constitute “marketable stock,” (which we anticipate will be the case), a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our Class A common shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A common shares at the end of such year over its adjusted basis in its Class A common shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A common shares over the fair market value of its Class A common shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A common shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A common shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including NASDAQ (on which our Class A common shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. holders are encouraged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Class A common shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders are encouraged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

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The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our common shares are encouraged to consult their tax advisors concerning the application of the PFIC rules to our Class A common shares under their particular circumstances.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each holder the amount of cash dividends and certain other distributions we pay to such holder on such holder’s Class A common shares and the amount of tax, if any, withheld with respect to those distributions. In the case of a Non-U.S. Holder, copies of the information returns reporting those distributions and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting is also generally required with respect to proceeds from the sales and other dispositions of Class A common shares to or through the U.S. office (and in certain cases, the foreign office) of a broker. In addition, pursuant to recently enacted legislation, certain information concerning a U.S. Holder’s adjusted tax basis in its Class A common shares and adjustments to that tax basis and whether any gain or loss with respect to such Class A common shares is long-term or short-term also may be required to be reported to the IRS.

Moreover, backup withholding of U.S. federal income tax at a rate of 28% generally will apply to cash distributions made on Class A common shares to, and the proceeds from sales and other dispositions of such Class A common shares by, a U.S. Holder (other than an exempt recipient) who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting (other than with respect to distributions, as described above) and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain of the informational filing requirements of the Exchange Act. Since we are a “foreign private issuer,” we are exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchase and sale of our shares. In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish to the SEC, on Form 6-K, certain unaudited financial information after the first six months of our fiscal year. We also have filed, pursuant to Rule 13e-4(c)(2), an Issuer Tender Offer Statement on Schedule TO as may be amended from time to time (the “Schedule TO”) with the SEC that includes additional information relating to the Offer. The SEC also maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC, including the Schedule TO. You may also request a copy of the Schedule TO and related exhibits, at no cost, by writing or calling the Information Agent for the Offer at the telephone numbers set forth on the back cover of this Offer to Purchase.

We have not authorized anyone to provide you with information that differs from that contained in this Offer to Purchase.  You should not assume that the information contained in this Offer to Purchase is accurate as of any date other than the date of this Offer to Purchase, and neither the mailing of this Offer to Purchase to our shareholders nor the decision to tender, or not to tender, Class A common shares, shall create any implication to the contrary.

This Offer to Purchase does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

 The Depositary for the Offer is:

Continental Stock Transfer & Trust Company
Attn: Reorganization Dept.

1 State Street, 30th Floor

New York, NY 10004

By Facsimile (for Eligible Institutions only): (212) 616-7610	Confirm Receipt of Facsimile by Telephone: (917) 262-2378

Questions and requests for assistance regarding the Offer may be directed to Morrow Sodali LLC, our Information Agent for the Offer, at the telephone numbers and e-mail address set forth below. You may also request additional copies of the Offer to Purchase, the Letter of Transmittal, and the other Offer documents from the Information Agent at the telephone numbers and e-mail addresses set forth below. You may also contact your broker, dealer, commercial bank, trust company or nominee for copies of these documents.

The Information Agent for the Offer is:

Morrow Sodali LLC
470 West Avenue

Stamford CT 06902
Telephone: (800) 662-5200 or banks and brokers can call collect at (203) 658-9400

Email:  HUNT.info@morrowsodali.com

Offer to Purchase

October 5, 2018

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